Exhibit 10.17
CONSTRUCTION LOAN AGREEMENT
     This Construction Loan Agreement is made and entered into effective as of this the 30th day of April, 2010 (the “Effective Date”) by and between UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland (together with its successors and assigns, “Lender”), and BUFFINGTON TEXAS CLASSIC HOMES, LLC, a Texas limited liability company, successor-by-merger to Buffington Texas Classic Homes, Ltd., a Texas limited partnership (“Borrower”).
RECITALS:
     A. Borrower has requested that Lender extend credit to Borrower as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.
     B. Subject to and upon the terms and conditions of this Agreement, Lender has agreed to lend to Borrower the amounts herein described for the purposes set forth below.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Definitions. Certain capitalized terms which are defined in the text of this Agreement shall have the respective meanings given to such terms herein. The following initially capitalized or fully capitalized terms shall have the following meanings:
     “Accrued Interest Payments” means, collectively, monthly interest payments equal to the amount of accrued interest on the outstanding principal balance of each Loan outstanding hereunder, calculated at the applicable rate of interest provided herein, and payable as provided herein.
     “Advance” shall mean an advance by Lender under a Loan to or for the benefit of Borrower including, without limitation, a Loan Advance or a Discretionary Advance.
     “Advance Conditions” has the meaning given to such term in Section 7.1.
     “Advance Request” means a request for Advance duly executed by a Principal Officer on behalf of Borrower, appropriately completed and in the form of Exhibit “D” attached hereto.
     “Affidavit of Commencement” has the meaning given to such term in Section 9.27.
     “Affidavit of Completion” has the meaning given to such term in Section 9.28.
     “Affiliate” shall mean an individual or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another

Person. The term “Control” as utilized herein means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through management, ownership, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower.
     “Agreement” means this Construction Loan Agreement together with all exhibits and schedules hereto, as it may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time.
     “Appraisal” means an appraisal of a Home prepared by a third party appraiser reasonably approved by Lender, which is reasonably acceptable to Lender in form and substance, and which includes all possible construction upgrades that Borrower intends to make available for the Home.
     “Approved Budget” means a budget that has been agreed to and accepted by Lender for the acquisition of the Lot and the construction, marketing, administration, carrying and sale of the Home on such Lot. Each Approved Budget must be in form and content acceptable to Lender in Lender’s sole and absolute discretion and can only be amended with the written consent of Lender.
     “Approved Purposes” means the use by Borrower of a Loan to acquire Lots that are located in Approved Subdivisions and the construction, marketing, administration, carrying and sale of Homes thereon for the purpose of ultimate resale to third parties. Borrower may not acquire a Loan for the purpose of buying a Lot for inventory.
     “Approved Sales Contract” means a bona fide, legally binding, enforceable contract for the sale of a Project, between Borrower, as seller, and a third party unrelated to Borrower, as buyer, with respect to which an earnest money deposit has been delivered to Borrower, the Title Company or a reputable title company reasonably acceptable to Lender in the amount of the lesser of (1) three percent (3%) of the sales price of the Home, and (2) Five Hundred and No/100 Dollars ($500.00), and with respect to which a Homeowner Financing Approval Letter has been issued;
     “Approved Subdivision” means a residential subdivision located in Texas in which Borrower is actively engaged in the construction of single-family residences and which is otherwise acceptable to Lender in all respects, as determined by Lender in its sole discretion.
     “Architect Agreement” means, collectively, (i) that certain Agreement: Architectural Services and License between Kipp Flores Architects, L.L.C. and Borrower dated as of February 8, 2008, and (ii) that certain Agreement, Architectural Services and License dated August 28, 2007, as such agreements may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time.
     “Architect Consent” means a duly executed written consent of Kipp, Flores Architects, L.L.C. to the assignment of the Architect Agreement to Lender, which is acceptable in form and substance to Lender.
     “Assignment of Distributions” means that certain assignment of the Distributions of Borrower, being executed and delivered to Lender by the Sole Member of Borrower to Lender pursuant to the requirements hereof, which Assignment of Distributions is effective automatically upon an Event of Default.

     “Available Liquidity” means, collectively, (i) cash, currency, and credit balances in Deposit Accounts, and (ii) Temporary Certificates of Deposit.
     “Base Rate” means the lesser of (a) thirteen percent (13.0%) per annum, accrued monthly and compounded annually, or (b) the Highest Lawful Rate.
     “Borrower” means Buffington Texas Classic Homes, LLC, a Texas limited liability company, successor-by-merger to Buffington Texas Classic Homes, Ltd., a Texas limited partnership.
     “Borrower-Related Parties” means, collectively, the Guarantors, the Sole Member, Holdings General Partner and any other Person who becomes a guarantor of the Loans or the a member or manager of the Borrower.
     “Buffington Land Event of Default” means any event of default occurring under the loan documents evidencing a Buffington Land Loan (after giving effect to any applicable notice and cure periods in such loan documents).
     “Buffington Land Loan” means a loan from a member of the UDF Group as the lender to Buffington Land, Ltd., a Texas limited partnership, and/or any subsidiary of Buffington Land, Ltd., as the borrower(s).
     “Business Day” means any day other than a Saturday, Sunday, or other day on which Lender is closed for business.
     “Claims” shall have the meaning given to such term in Section 12.2.
     “Closing Deliveries” has the meaning given to such term in Section 6.1.
     “Collateral” means, collectively, all property, assets and rights in which a lien, security interest, assignment, pledge or other encumbrance in favor of Lender is or has been granted or arises or has arisen or may hereafter be granted or arise, under or in connection with any Loan Document or otherwise, to secure payment of all or any part of the Debt or performance of the Obligations. Without limitation of the foregoing, the term “Collateral” includes, without limitation, the Projects and all “Mortgaged Property” as such term is defined and used in the Deeds of Trust.
     “Commitment” means the obligation of Lender, subject to the terms and conditions of this Agreement and the Loan Documents, to make the Loans to Borrower in an amount not to exceed at any one time, in the aggregate, the Maximum Commitment.
     “Company Certificate” means a certificate certifying the existence, good standing, formation and organizational documents, and authorizing resolutions, of a Person that is an entity.
     “Completion Survey” means a survey of the Project dated after the completion of the Home showing that the Home and other improvements on the Lot do not encroach on, across, or into any property line, easement, building setback line, septic tank field, or other restricted area, in form and content reasonably acceptable to Lender.

     “Compliance Certificate” means Lender’s form of compliance certificate duly completed and executed by an officer of Borrower acting in such capacity, relating to the covenants contained in Section 9.39, in the form attached hereto as Exhibit “G”.
     “Construction Contracts” has the meaning given to such term in Section 10.1.
     “Covenant Breach” has the meaning given to such term in Section 11.1(c).
     “Debt” means all debt (principal, interest or other) evidenced by the Notes and all debt (principal, interest or other) to Lender incurred under or evidenced by the other Loan Documents. The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Borrower or any Borrower-Related Party or (b) the obligations of Borrower or any Borrower-Related Party shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable attorneys’ fees and any other reasonable expenses incurred by Lender in enforcing any of the Loan Documents.
     “Deed of Trust” shall mean each Master Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing and each Short Form Deed of Trust recorded or to be recorded in the real property records of the appropriate county of the state of Texas, naming Borrower as the grantor and Lender as the grantee and beneficiary thereunder, granting Lender a security interest in and creating a Lien on and against all or any of the Property or any part or parcel thereof, or any one or more Lot(s) included in all or any of the Property, subject only to Permitted Exceptions and being superior in priority and in payment over all other Liens, as each may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time.
     “Default Rate” means the lesser of (a) eighteen percent (18.0%) per annum, accrued monthly and compounded annually, or (b) the Highest Lawful Rate.
     “Deposit Account” means a demand, time, savings, and passbook or like account with a United States depository institution insured by the Federal Deposit Insurance Corporation.
     “Discretionary Advance” has the meaning given to such term in Section 3.9.
     “Disposition” means any sale, lease, transfer, assignment, exchange or conveyance in whole or in part.
     “Distribution” means all proceeds, products, cash, securities, dividends, increases, distributions and profits received from or on the partnership interests in Borrower or distributable to the partners of Borrowers, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations or changes in the capital structure of Borrower.
     “Effective Date” means the 30th day of April, 2010.
     “Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement to be executed by Borrower and Guarantor in favor of Lender, pursuant to which, among other things, Borrower and Guarantor agree to indemnify Lender from environmental liabilities associated with the Property, as it may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time.

     “Environmental Laws” means all statutes and ordinances of any Governmental Authority having jurisdiction over all or any of the Property, in whole or in part, or any user or occupant of all or any of the Property, in whole or in part, and relating to the protection of human health and the environment, now existing or hereafter adopted, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. § 6901, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. § 300f, et seq.), the Atomic Energy Act, as amended (42 U.S.C. § 2014, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. § 136, et seq.), the Oil Pollution Act of 1990, as amended (33 U.S.C. § 2701, et seq.), the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C. § 11001, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. § 651, et seq.), the Endangered Species Act, the Texas Water Code, as amended, and the Texas Health and Safety Code, as amended, and the regulations adopted and publications promulgated pursuant thereto.
     “Equity Interests” shall mean, collectively, all management rights, membership interests, capital stock, equity interests, options, warrants, convertible securities, and all other similar rights thereto, and shall include any and all rights to receive dividends, distributions, capital accounts, cash flow, profits, surplus, liquidation distributions or proceeds, sums due or owing as distributions of cash or property, whether or not such distributions are in the nature of profits, reimbursements, repayments, return of capital, return on capital, or fees.
     “Errors Agreement” means that certain errors and omissions agreement executed by Borrower and the Borrower-Related Parties in favor of Lender dated as of the Effective Date.
     “Event of Default” has the meaning given to such term in Section 11.1.
     “Expense Cap” has the meaning given to such term in Section 2.2.
     “Extension” shall have the meaning given to such term in Section 3.12(a).
     “Financial Statement Certifications” means those certain certifications by the Borrower and the Borrower-Related Parties attesting to the accuracy and completeness of their financial statements and in the form of Exhibit “F” attached hereto.
     “Finished Lot” shall mean an unimproved (but fully developed) single-family residential lot located in an Approved Subdivision having all necessary improvements, being eligible for a housing building permit, and as to which the development work has been completed.
     “Foundation Survey” means prior to the foundation of a Home being poured, Borrower will obtain a form set survey or other evidence reasonably acceptable to Lender, showing (i) the location of the foundation form boards on the Lot, (ii) that the foundation form boards are entirely within the property lines of the Lot, (iii) that the foundation form boards do not encroach on, across, or into any easement, building setback line, septic tank field, or other restricted area, (iv) that the foundation form boards are located in accordance with the Plans and Specifications and the plot plan, (v) that the foundation form boards do not violate any Legal Requirements, and (vi) no state of facts reasonably objectionable to Lender.

     “Good Accounting Practice” shall mean such accounting practice as, in the opinion of independent certified public accountants satisfactory to Lender, conforms at the time to generally accepted accounting principles or, with the express prior written consent of Lender in any applicable case, cash basis of accounting or the federal income tax basis of accounting, consistently applied. Each accounting term not defined in this Agreement shall have the meaning given to it under Good Accounting Practice.
     “Governmental Authority” shall mean the United States, the State of Texas, the counties where any or all of the Property, in whole or in part, is located, the city, if any, where any or all of the Property, in whole or in part, is located, the district where any or all of the Property, in whole or in part, is located, the Texas Commission for Environmental Quality, the Texas Water Development Board, the Texas Water Quality Board, the Department of Housing and Urban Development, the Environmental Protection Agency, any political subdivision of any of the foregoing and any agency, department, commission, board, bureau, court or instrumentality of any of them which now or hereafter has jurisdiction over Lender, Borrower, any Borrower-Related Party, or any part of the Property.
     “Guarantor” means each of Thomas Blake Buffington Sr., James M. Giddens, Patrick James Starley, Tim B. Agee and Buffington Homebuilding Group, Ltd. a Texas limited partnership.
     “Guaranty” means each of those certain joint and several Guaranty Agreements dated as of the Effective Date executed by each Guarantor in favor of Lender, as each may be amended, modified, renewed, superseded, or replaced from time to time.
     “Highest Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Agreement and the Debt evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.
     “Holdings General Partner” means Buffington Homebuilding Group Management, LLC, a Texas limited liability company, which is the general partner of the Sole Member of Borrower.
     “Home” means a single family residence constructed or to be constructed by Borrower upon a Lot; provided however, no more than one residence may be constructed on each Lot. As the context requires, the term “Home” includes the Lot upon which it is located.
     “Homeowner Financing Approval Letter” means an approval letter from a reliable third party lender that is reasonably acceptable to Lender and which provides that the buyer under the Approved Sales Contract is approved (subject only to reasonable, ordinary and customary exceptions and conditions that are reasonably acceptable to Lender) for a mortgage loan to acquire the Home upon completion of the Home in accordance with the Approved Sales Contract.
     “Indebtedness” shall mean and include (a) all items which in accordance with Good Accounting Practice would be included on the liability side of a balance sheet on the date as of which indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits), (b) guaranties, endorsements and other contingent obligations in respect of indebtedness of others, or any obligations to purchase or otherwise acquire any such indebtedness of others, and (c) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to or burdened by such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed; provided, however, that such term shall not mean or include any indebtedness for which monies sufficient to fully pay and discharge such indebtedness (either on its stated final maturity date or on such earlier date as such indebtedness may be duly called for redemption and payment) are on deposit with a depositary, agency or trustee in trust for the payment of such indebtedness.
     “Initial Loan Closing” means the first Loan Closing occurring on or after the Effective Date.
     “Inventory Reports” has the meaning given to such term in Section 9.36.
     “Investor Letters of Credit” means letters of credit that Borrower’s limited partners have caused to be issued on behalf of Borrower in accordance with the terms and conditions of Borrower’s Organizational Agreement for the purpose of supporting Borrower Indebtedness.
     “Legal Requirements” means any law, ordinance, order, rule or regulation of a Governmental Authority and any requirements, terms or conditions contained in any restrictions or restrictive covenants affecting a Lot.
     “Lender” has the meaning given to such term in the introductory paragraph of this Agreement.
     “Lender Representatives” has the meaning given to such term in Section 9.13.
     “Lender’s Inspector” means an inspector selected by Lender, in Lender’s sole discretion.
     “Liabilities and Costs” has the meaning given to such term in Section 12.2.
     “Lien” means any lien, security interest, charge, tax lien, pledge, encumbrance, mortgage, conditional sales or other title retention arrangement, collateral assignment or any other interest in property designed to secure the repayment of indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.
     “Loan” and “Loans” have the meanings given to such terms in Section 3.1.
     “Loan Administration Fee” shall mean a $250 fee charged by the Loan Servicer in consideration of administrative costs and expenses incurred by it in connection with each Loan Closing.
     “Loan Advance” means any full or partial advance of a Loan made by Lender to or for the benefit of Borrower.
     “Loan Closing” means the closing of a Loan.
     “Loan Conditions” has the meaning given to such term in Section 3.5.

     “Loan Documents” means, collectively, together with all exhibits and schedules thereto: this Agreement, the Notes, the Guaranty, the Deeds of Trust, the Environmental Indemnity Agreement, the Assignment of Distributions, all Officer’s Certificates, all Loan Requests, all Advance Requests, the Errors Agreement, the Architect Consent, all IRS tax disclosure forms, the Company Certificates and all other documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory note, deeds of trust, mortgages, pledge agreements, financing statements, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor’s consent agreements, lender’s title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, and architect’s and/or engineer’s consent agreements, letters of credit, each of which is to be executed (and acknowledged where applicable) by Borrower, the Borrower-Related Parties and/or Lender (as and where applicable) in connection with Lender making the Loan to Borrower, as the same may be amended, modified, renewed, superseded, or replaced from time to time.
     “Loan Expenses” has the meaning given to such term in Section 2.1.
     “Loan Maturity Date” means, for each Loan, the date that is nine (9) months after the date that the Loan closes; provided, however, that if an Extension is granted by Lender with respect to such Loan, the Loan Maturity Date for such Loan shall be the ninetieth (90th) day following the original Loan Maturity Date for such Loan. The Lender’s records of the date of Loan Closing for each Loan and the Loan Maturity Date for such Loan shall be conclusive evidence of the date of such Loan Closing and the Loan Maturity Date for such Loan, absent manifest error.
     “Loan Quarter” means each quarterly period during the Term (prorated for partial quarters) ending September 30, December 31, March 31, or June 30.
     “Loan Request” means a request for a Loan duly executed by a Principal Officer on behalf of Borrower, appropriately completed and in the form of Exhibit “C” attached hereto.
     “Loan Servicer” means UMTH Land Development, L.P., a Delaware limited partnership.
     “Lot” means a Finished Lot in an Approved Subdivision to be used by Borrower for Approved Purposes and that is otherwise eligible for funding under a Loan as provided in this Agreement.
     “Maximum Commitment” means the aggregate amount of up to U.S. Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($3,750,000.00).
     “Member Loans” means, collectively, loans from members or the managing member of Borrower, or their Affiliates, made in accordance with the terms of the Organizational Agreement of Borrower, which are subordinate both in payment and priority of Liens to the Loan and the Loan Documents pursuant to a subordination agreement in favor of Lender binding upon such Person.
     “Model Home” means a single family residence built or to be built by Borrower in an Approved Subdivision for the purpose of marketing Borrower’s home inventory to prospective purchasers and not for immediate sale, whether or not the construction thereof is financed by Lender. For Model Homes financed by Lender hereunder, the term “Model Home” includes the Lot upon which such Home is located.

     “New Lender” has the meaning given to such term in Section 9.4.
     “New Loan Documents” has the meaning given to such term in Section 9.4.
     “Note” means each Secured Promissory Note executed by Borrower to evidence a Loan, as it may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time. The form of each Note shall be substantially in the form attached hereto as Exhibit “A”.
     “Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower or any Borrower-Related Party to Lender as set forth in the Loan Documents.
     “Officer’s Certificate” means a certificate executed by a Principal Officer certifying, among other things, that (a) no Event of Default has occurred and is continuing under this Agreement, (b) all representations and warranties made by Borrower and the Borrower-Related Parties, respectively, in this Agreement and the other Loan Documents are true and correct in all respects, and (c) Borrower and the Borrower-Related Parties have complied with and performed, in all material respects, all covenants, conditions and agreements which are then required by this Agreement and the other Loan Documents to have been complied with or performed.
     “Operating Expenses” means the Borrower’s monthly recurring operating costs and expenses (whether expensed or capitalized) including, without limitation, salaries, rent, leased equipment, and other fixed costs which cannot be terminated by Borrower within sixty (60) days. Two months of Operating Expenses have been determined by Borrower to be $125,000.
     “Organizational Agreement” shall mean (a) in respect of a corporation, the Articles of Incorporation certified to a current date by the Secretary of State in which such corporation is incorporated and the Bylaws of a corporation certified to a current date as true and correct by the secretary or assistant secretary of a corporation; (b) in respect of a general partnership, a partnership agreement; (c) in respect of a joint venture, a joint venture agreement; (d) in respect of a limited partnership, a partnership agreement and the certificate of limited partnership certified to a current date by an appropriate Governmental Authority of the state in which the limited partnership is organized; (e) in respect of a trust, a trust agreement; and (f) in respect of a limited liability company, the certificate of organization certified to a current date by the Secretary of State in which such limited liability company is organized and the regulations of a limited liability company certified to a current date as true and correct by the manager of a limited liability company; and any and all future modifications thereof which are consented to by Lender.
     “Origination Fee” means, for each Loan funded by Lender hereunder, a fee in an amount equal to one-half of one percent (0.5%) of the Loan amount, to be paid to the Loan Servicer at the Loan Closing for such Loan.
     “Other Contracts” has the meaning given to such term in Section 10.3.
     “Other Homes” has the meaning given to such term in Section 9.36.
     “Partial Release Amount” means the amount that must be paid to Lender for the release of Lender’s Liens against a Lot as stated in the Deed of Trust for such Lot.

     “Permitted Exceptions” has the meaning given to such term in each Deed of Trust.
     “Person” means a corporation, limited liability company, general partnership, limited partnership, trust, or other entity, or any individual.
     “Plans and Specifications” means the plans and specifications for each Home prepared by Borrower or Borrower’s architect that have been approved by Lender and all applicable Governmental Authorities and all amendments and modifications to the Plans and Specifications that are subsequently approved in writing by Lender and applicable Governmental Authorities.
     “Pre-Sold Home” means a Home which is the subject of an Approved Sales Contract.
     “Principal Officer” means Thomas Blake Buffington Sr., James M. Giddens and/or Patrick James Starley.
     “Project” means Borrower’s acquisition of a Lot and construction of a Home thereon, financed in part by a Loan.
     “Projected Cost Shortfall” means the amount of equity, if any, required to be funded by Borrower towards the cost of a Project to fully complete the Project based on the Budget, after taking into consideration the amount that Lender will fund towards the Project calculated in accordance with Section 3.3 subject to the terms and conditions of this Agreement.
     “Property” means all “Mortgaged Property” as such term is defined and used in the Deeds of Trust.
     “Purchase Contracts” means all of Borrower’s right, title, and interest in, to, and under (a) all contracts for the purchase and sale of any portion of a Lot or Home secured by the Loans (including without limitation, Approved Sales Contracts), whether such Purchase Contracts are now or at any time hereafter existing, (b) all amendments, renewals, and extensions of the Purchase Contracts, (c) all payments, earnings, income, and profits arising from the sale of any part of a Lot or Home or from the Purchase Contracts and all other sums due or to become due pursuant to the Purchase Contracts, and (d) all earnest money, security, letters of credit, or other deposits under any of the Purchase Contracts.
     “Reimbursement Contract” has the meaning given to such term in Section 9.23.
     “Released Party” has the meaning given to such term in Section 9.18.
     “Required Documents” means all documents described on Exhibit “B”, all of which must be satisfactory to Lender in form and substance (however, to the extent that a Required Document has been previously submitted to Lender in connection with a prior Loan or Advance and such Required Document has not been subsequently modified, supplemented, or replaced, then re-submittal of such Required Document is not required absent Lender’s specific request therefor).
     “Retainage” means an amount equal to the aggregate of all amounts, if any, retained or withheld by Borrower from its contractors pursuant to mechanic’s and materialman’s liens laws or any similar laws of Texas.

     “Revolving Principal Balance” means the aggregate unpaid principal balance of the outstanding Notes at the time in question.
     “Short Form Deed of Trust” means, for each Loan financed by Lender hereunder, a Short Form Deed of Trust executed by Borrower, as the grantor thereunder for the benefit of Lender, as the beneficiary thereunder, incorporating the terms and conditions of the Lender’s Master Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, which Short Form Deed of Trust is to be recorded in the Official Public Records of the county in which the Lot is located at the closing of the related Loan. The form of each Short Form Deed of Trust shall be in substantially the form attached hereto as Exhibit “E”.
     “Sole Member” means Buffington Homebuilding Group, Ltd., a Texas limited partnership, which is the sole member of Borrower.
     “Spec Home” means a single family residence constructed or to be constructed in an Approved Subdivision which is not the subject of an Approved Sales Contract, whether or not the construction thereof is funded by Lender, including a Model Home. With respect to Spec Homes financed hereunder, the term “Spec Home” includes the Lot upon which such Home is located.
     “Special Damages” has the meaning given to such term in Section 12.18.
     “Subdivision” shall mean all phases of a subdivision or addition in which a Project is located.
     “Tangible Net Worth” means the sum of (x) the face value of Investor Letters of Credit, plus (y) (1) the gross book value of Borrower’s assets determined in accordance with Good Accounting Practice less (2) total liabilities determined in accordance with Good Accounting Practice and including, without limitation, accrued and deferred income taxes, and any reserves against assets.
     “Temporary Certificates of Deposit” shall mean certificates of deposit that (a) are issued by a United States depository institution insured by the Federal Deposit Insurance Corporation and (b) mature within sixty (60) days from the date of issuance thereof.
     “Term” means the period of time from the Effective Date through and including the one (1) year anniversary of the Effective Date.
     “Termination Date” means October 28, 2010.
     “Title Binder” shall mean each Mortgagee Title Policy Binder on Interim Construction Loan and all endorsements thereto requested by Lender, in the total amount of the applicable Loan, issued in favor of Lender and naming Lender and its assigns as the proposed insured mortgagee by the Title Company and committing to insure that title to the Property described in the applicable Deed of Trust is vested in Borrower, free and clear of any Lien, objection, exception or requirement other than the Permitted Exceptions, and that such Deed of Trust creates a first lien on the Property, subject only to Permitted Exceptions and committing to issue such endorsements as Lender may require, along with all extensions required to keep such Title Binder in full force and effect, and if Lender believes at any time there is or will be a dispute concerning the validity or priority of Lender’s Lien on any Lot or Home, a mortgagee title insurance policy reasonably required by Lender.

     “Title Commitment” means a commitment binding upon the Title Company to issue a Title Binder to Lender meeting Lender’s requirements with respect thereto.
     “Title Company” means North American Title Company, Gracy Title Company, Alamo Title Company or another title company acceptable to Lender in its sole discretion.
     “TM Armstrong Loan” means that certain $266,917.21 lot inventory loan made by TM Armstrong, LLC to Borrower pursuant to the TM Armstrong Loan Documents.
     “TM Armstrong Loan Documents” means, collectively, that certain Commercial Loan Agreement between TM Armstrong, LLC and Borrower dated on or about August 15, 2008 providing for a $266,917.21 lot inventory loan to be provided by TM Armstrong, LLC to Borrower, and all other agreements, instruments, mortgages, deeds of trust and other loan documents entered into in connection therewith.
     “UDF Group” means, collectively, United Development Funding, L.P., a Delaware limited partnership, United Development Funding III, L.P., a Delaware limited partnership, Lender, and their respective Affiliates.
     “UMT Group” means , collectively, United Mortgage Trust, a real estate investment trust organized under the laws of the state of Maryland, UMT Home Finance, L.P., a Delaware limited partnership, and their respective Affiliates.
ARTICLE II
LOAN EXPENSES, FEES
     2.1 Loan Expenses. To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Lender for any and all reasonable expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with any of the following (collectively, “Loan Expenses”):
     (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility represented by or secured by the Loan Documents, including legal, accounting, auditing, architectural, engineering, due diligence, title company, and inspection services and disbursements, and other costs and expenses of Lender incurred in connection with the Loans, or in connection with collecting or attempting to enforce or collect pursuant to any Loan Document;
     (b) Lender’s evaluating, monitoring, administering and protecting the Collateral or employing others to do so or to perform due diligence for Lender with respect thereto; and
     (c) Lender’s creating, perfecting and realizing upon Lender’s security interest in, and the Liens on, the Collateral, and all costs and expenses relating to Lender’s exercising any of its rights and remedies under any Loan Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Collateral, and all fees and expenses for any professional services or any operations conducted in connection therewith. Notwithstanding the foregoing, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Loan Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection with it for the benefit of Borrower or any other Person other than Lender.
     2.2 Expense Cap. Lender agrees that Loan Expenses charged to Borrower shall not exceed the aggregate sum of $30,000 annually (the “Expense Cap”); provided, however, that the Expense Cap on Loan Expenses shall not apply (a) upon the occurrence and during the continuance of any Event of Default, including, without limitation, to Loan Expenses incurred in connection with collection efforts or exercise of Lender’s remedies under the Loan Documents or otherwise, (b) to Loan Expenses incurred in connection with any amendment or modification of the Loan Documents, including, without limitation, any workout or restructure of this Agreement and the Loan Documents, (c) to Loan Expenses incurred in connection with the drafting, negotiation and closing of this Agreement and the other Loan Documents, (d) to Loan Expenses incurred in connection with Loan Closings, and (e) to costs incurred in connection with any audit permitted by Section 9.13 of this Agreement or otherwise permitted by the Loan Documents.
     2.3 Origination Fee. For each Loan funded by Lender hereunder, Borrower agrees to pay the Origination Fee for such Loan to the Lender at on or prior to the Loan Closing for such Loan. The Origination Fee for each Loan is fully earned and nonrefundable at the Loan Closing for such Loan.
     2.4 Loan Administration Fee. Borrower agrees to pay a Loan Administration Fee to the Loan Servicer at the Closing of each Loan. The Loan Administration Fee for each Loan is fully earned at the Loan Closing. Upon Borrower’s request, the Loan Administration Fee for the applicable Loan may be funded by Lender under the Loan at the Loan Closing and upon disbursement, such amount shall automatically constitute principal outstanding under the Note evidencing such Loan.
     2.5 Usury Savings Clause Applies. Borrower and the Borrower-Related Parties agree that Lender has provided, and shall provide, separate and distinct consideration to Borrower for the Loan Expenses, and any other fees, expenses or charges provided for in this Agreement or any Loan Document and that the Loan Expenses and the Loan Administration Fee represent bona fide, third party fees and expenses. Borrower, the Borrower-Related Parties and Lender further agree that the Loan Expenses, the Loan Administration Fee and all other fees, expenses and charges provided for in this Agreement or any Loan Document are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money. Despite the foregoing and notwithstanding anything else in this Agreement and the other Loan Documents to the contrary, if any Loan Expenses, Loan Administration Fees or other fees, expenses or charges provided for in this Agreement or any Loan Document or charged or chargeable to Borrower are determined to constitute interest that, when added to the interest charged under the Notes, would cause the aggregate interest charged under the Notes to exceed the Highest Lawful Rate, then Section 12.1 of this Agreement shall automatically apply to reduce the interest charged under the Notes so as not to exceed the Highest Lawful Rate.
     2.6 Advance of Fees, Expenses and Charges. Loan Expenses, Loan Administration Fees and other fees, expenses or charges may be advanced under a Loan if requested by Borrower and approved by Lender, as determined by Lender in its sole discretion.

ARTICLE III
LOANS
     3.1 Loans. Subject to and upon the terms, covenants, and conditions of this Agreement, Lender agrees to make loans (hereinafter called, individually, a “Loan” and, collectively, the “Loans”) to Borrower prior to the Termination Date for Approved Purposes in connection with one or more Projects in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Commitment. Within the limit of the Maximum Commitment, Borrower may borrow, repay, and reborrow at any time and from time to time from the Effective Date to the earlier of (a) the Termination Date or (b) the termination of Lender’s Commitment hereunder. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE LOAN DOCUMENTS, ALL LOANS SHALL BE MADE ONLY AT THE SOLE DISCRETION OF LENDER AND LENDER SHALL NOT BE OBLIGATED TO PROVIDE ANY PARTICULAR LOAN AND/OR ACCOMMODATE ANY RENEWAL AND EXTENSION REQUEST RELATING TO ANY LOAN.
     3.2 Notes. Each Loan shall be evidenced by, and be repayable in accordance with, a separate Note executed and delivered by Borrower to Lender at the Loan Closing for such Loan. Each Note shall be issued and dated on a date on or after the Effective Date but before the Termination Date and shall mature on or before nine (9) months from the date of such Note; provided, however, that if an Extension is granted by Lender with respect to such Note, the Loan Maturity Date for such Note shall be the ninetieth (90th) day following the original Loan Maturity Date for such Note. Notwithstanding the termination of this Agreement, subject to the terms and provisions of this Agreement, Lender will fund Advances under the Notes that do not mature until after the Termination Date.
     3.3 Amount of Loan; Appraisals; Approved Subdivisions.
     (a) If Lender approves a Loan Request, Lender shall advance to Borrower, or for Borrower’s benefit, the lesser of (i) eighty-five percent (85%) of the value of the completed Projects described in the Loan Request, as determined by Lender in its sole discretion, which value may be equal to or less than, but shall not exceed, the appraised value of such completed Projects, in which event Borrower shall pay the Projected Cost Shortfall, if any, towards the cost of the Projects at or prior to the first Loan Advance after the Loan Closing, (ii) eighty-five percent (85%) of the sales price of the Projects as defined in the Approved Sales Contract relating to such Projects, in which event Borrower shall pay the Projected Cost Shortfall, if any, towards the cost of the Projects at or prior to the first Loan Advance at the Loan Closing, or (iii) one hundred percent (100%) of the cost of the Project set forth in the Approved Budget; provided, however, that the Revolving Principal Balance shall not exceed the Maximum Commitment at any time. For example only and not necessarily the numbers to be used in real transactions consummated hereunder: if a Home appraises for $100,000 and Lender determines the value of the completed Project to be $100,000, the sales price of the Project as defined in the Approved Sales Contract is $100,000, and the cost of the Project as set forth in the Approved Budget is $90,000, then (i) the maximum amount that Lender will fund towards the Project is $85,000, and (ii) the Projected Cost Shortfall required to be funded by Borrower is $5,0000.
     (b) In each Approved Subdivision funded by Lender, Borrower shall obtain an Appraisal for the Homes to be built in the Approved Subdivision based on the Plans and Specifications of the Homes to be build in the Approved Subdivision that itemizes the various components of upgrades to the Homes. An Appraisal of a particular Home to be constructed in an Approved Subdivision shall be used as the Appraisal for other Homes in the same Approved Subdivision that are to be built based on the same Plans and Specifications used to construct the Home that was appraised; provided, however, such Appraisal shall be no more than twelve (12) months old at the time a Loan is made to Borrower, otherwise a new Appraisal shall be made for the type of Home in question. Notwithstanding the foregoing, a new Appraisal for a Project may be required sooner than twelve (12) months in Lender’s sole discretion. Such new Appraisal shall be at Borrower’s cost pursuant to Section 2.1(c).
     (c) Borrower may submit a residential subdivision to Lender for pre-approval as an Approved Subdivision.
     3.4 Approval of Loans. Borrower shall provide to Lender a Loan Request for each proposed Loan. Lender will not consider Loan Requests for principal amounts less than $75,000. In connection with each such Loan Request, Borrower shall provide Lender with the Required Documents, all of which must be satisfactory in form and content to Lender. The Loan Request will not be considered by Lender unless and until the Loan Request and all Required Documents are submitted to Lender. Loan Requests will be considered no more often than once per month. Each Loan Request and all Required Documents must be received by Lender in order for the proposed Loan to be considered for approval. Lender shall have ten (10) days (or the next Business Day following the tenth day, if such date is not a Business Day) following the date that the fully completed Loan Request and all Required Documents are delivered to Lender to determine whether Lender will approve or disapprove the proposed Loan. Each proposed Loan may be approved or disapproved by Lender in its sole discretion, for any reason or for no reason. Lender will notify Borrower as to whether the proposed Loan is approved or disapproved.
     3.5 Conditions for Each Loan. No Loan shall be approved by Lender unless each of the following conditions (“Loan Conditions”) is satisfied:
     (a) the representations and warranties made in this Agreement and the other Loan Documents by Borrower and the Borrower-Related Parties and in all certificates and other documents delivered pursuant thereto are true and correct at and as of the time the Loan is to be made;
     (b) on the date of, and upon receipt of, the Loan, no Event of Default, and no event which, with the lapse of time or notice or both, could become an Event of Default, shall have occurred and be continuing;
     (c) the Loan will not contravene any applicable Governmental Requirement;
     (d) Lender has received a Loan Request for the Loan, as well as all Required Documents in such form as Lender may reasonably request, and Lender has approved the Loan Request in Lender’s sole discretion;
     (e) The Revolving Principal Balance prior to such Loan plus the amount of the requested Loan will not exceed the Maximum Commitment in effect on the date of the requested Loan;
     (f) Lender has received evidence satisfactory to Lender that the Liens created by the Loan Documents are, collectively, first and prior as to all of the Collateral;
     (g) Lender has received evidence satisfactory to Lender that Borrower’s equity contribution to the Project as required by the Lender has been made or will be made simultaneous with the subject Loan;
     (h) All proceeds of previous Loans shall have been spent or used only for Approved Purposes;

     (i) The proceeds of the Loan shall not be used to build Spec Homes or Model Homes that would violate the limitation on number of Spec Homes and Model Homes in Section 3.6; and
     (j) Borrower has paid Lender all Loan Expenses and other fees, charges and expenses required to be paid by Borrower under the Loan Documents.
     3.6 Limitations on Number of Spec Homes and Model Homes. Notwithstanding whether Loan proceeds are used to acquire or construct a Spec Home, the number of Spec Homes that are not Model Homes (whether or not the construction thereof is financed by Lender) owned by Borrower in a particular section, division, phase or other portion of an Approved Subdivision (as determined by Lender) shall not exceed five (5). In addition, notwithstanding whether Loan proceeds are used to acquire or construct a Model Home, the number of Model Homes (whether or not the construction thereof is financed by Lender) owned by Borrower in a particular section, division, phase or other portion of an Approved Subdivision (as determined by Lender) shall not exceed two (2). Borrower further agrees that if a Spec Home is financed by Lender hereunder and purchased pursuant to an Approved Sales Contract, then upon delivery to Lender of the Approved Sales Contract and such other supporting documents and evidence satisfactory to Lender in its sole discretion, such Home shall no longer be designated as a Spec Home and shall instead be designated as a standard Home. Borrower further agrees that if any Approved Sales Contract with respect to a Project is terminated for any reason or otherwise ceases to be a valid and binding obligation of the parties thereto for any reason, then Borrower shall immediately inform Lender of such fact in writing and such Project shall be deemed to be a Spec Home unless and until such Project becomes subject to a subsequent Approved Sales Contract and Borrower has delivered to Lender the Approved Sales Contract and such other supporting documents and evidence reasonably required by Lender.
     3.7 Advances. After a Loan is approved, Borrower shall apply for an Advance under such Loan by providing Lender with an Advance Request under such Loan. Advance Requests will be considered no more often than once per month. Each Advance Request and all required attachments must be received by Lender by the fifteenth (15th) day of the month in order for the proposed Advance to be considered for funding in that month. Provided that Borrower has fully complied with all Advance Conditions required by Section 7.1 of this Agreement to Lender’s satisfaction, Lender will fund the applicable Advance Request by the last day of the month in which the Advance was requested or as soon thereafter as is reasonably practical; provided, however, that if the Advance Request and all required attachments were not timely delivered to Lender on or before the 15th of the month, then Lender may, in its sole discretion, fund the Advance in the following month. At Lender’s option, all or any Advances shall be made by and through the Title Company.
     3.8 No Obligation. Lender has no obligation to make a Loan Advance to Borrower under a Loan until such time as such Loan is approved by Lender, in its sole and absolute discretion, pursuant to the terms of this Agreement. Notwithstanding any provision to the contrary in any Loan Document, once a Loan has been approved, Lender shall have no obligation to make any Advance under any Loan, unless and until Borrower has fully complied with all Advance Conditions required by Section 7.1 of this Agreement to Lender’s satisfaction.
     3.9 Discretionary Advances. During (a) the occurrence of an Event of Default or (b) upon request by Borrower, Lender is authorized to make Advances under any Loan that Lender, in its sole discretion, desires to fund at Borrower’s request or deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower pursuant to the terms of this Agreement or any other Loan Document (an advance made for the foregoing purposes are referred to herein as a “Discretionary Advance”). Each Discretionary Advance made under a Note shall, upon disbursement, automatically constitute principal outstanding under such Note and shall cause a corresponding increase in the aggregate outstanding principal amount of such Note (even if such Discretionary Advance causes the aggregate amount outstanding under the Note to exceed the face amount of such Note or causes the Revolving Principal Balance to exceed the Maximum Commitment). Borrower agrees that each Discretionary Advance shall automatically reduce the amount of availability under the Maximum Commitment. The making by Lender of any Discretionary Advance shall not cure or waive any Event of Default (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, or for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived).
     3.10 Maximum Commitment. Should the unpaid Revolving Principal Balance at any time exceed the Maximum Commitment, Lender’s obligation to fund any Advances shall immediately cease. After Lender notifies Borrower in writing of the deficiency, Borrower shall, within ten (10) Business Days from and after the giving of such notice, prepay the Debt in an amount sufficient to reduce the Revolving Principal Balance to an amount equal to or less than the Maximum Commitment.
     3.11 Termination Date. No Loan Requests will be considered by Lender after the Termination Date.
     3.12. Extension of Notes.
     (a) Extension Request. Provided that no Event of Default has occurred (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, or for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived), upon satisfaction of the conditions precedent set forth in Section 3.12(b) below, with respect to each Note issued by Borrower under this Agreement, Lender agrees to a one-time extension of the Loan Maturity Date for such Note for a period of ninety (90) days (the “Extension”) so that, if the Extension is granted with respect to a Note, the Loan Maturity Date for such Note would be extended to, and such Note shall become due and payable in full on, the ninetieth (90th) day following the original Loan Maturity Date for such Note.
     (b) Conditions Precedent to Extension. Borrower shall not be entitled to an Extension of the Loan Maturity Date for any Note unless Borrower and the Borrower-Related Parties have complied in all respects with each of the following to Lender’s satisfaction with respect to the Note for which the Extension is requested:
     (i) Borrower shall have executed and delivered to Lender a written request for an Extension of such Note describing the reason for the request, the status of the construction of the Home and the status of any sales contract for the Home;
     (ii) Borrower shall have paid an extension fee to Lender in an amount equal to one quarter of one percent (0.25%) of the principal amount of such Note;
     (iii) on and as of the date of the Extension, no event constituting an Event of Default (without giving effect to any grace or cure periods for such Event of Default provided herein or in the other Loan Documents), shall have occurred and be continuing, as determined by Lender in its sole discretion;

     (iv) on and as of the date of the Extension, the Principal Officer shall have executed and delivered to Lender an Officer’s Certificate dated the Extension date, certifying all matters in the Officer’s Certificate to be true and correct in all respects;
     (v) on and as of the date of the Extension, all of the Loan Documents shall be valid, enforceable and in full force and effect;
     (vi) on and as of the date of any such Extension, all Loan Expenses and any other fees, charges and expenses owed under any of the Loan Documents shall have been paid in full;
     (vii) on and as of the date of the Extension, Lender’s security interests in all Collateral must be duly perfected and in the Lien position stated therein; and
     (viii) Borrower and the Borrower-Related Parties shall have complied with each other reasonable request of Lender made in connection with the Extension.
ARTICLE IV
INTEREST; LOAN PAYMENTS
     4.1 Interest Rate. Unless the Default Rate shall apply, interest shall accrue on the principal balance from day to day outstanding under each Loan at a rate equal to the Base Rate. Interest on the outstanding principal amount of each Loan shall be computed on the basis of a three hundred sixty-five (365) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of each Loan shall, at Lender’s option, automatically and without the necessity of notice to Borrower, bear interest from the date of such Event of Default at the Default Rate, unless and until all delinquent amounts are paid and all Events of Default have been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and/or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived.
     4.2 Interest and Principal Payments. Except earlier upon any acceleration of the Notes, the Loans shall be due and payable as follows:
     (a) on a monthly basis, Borrower promises to pay to Lender, Accrued Interest Payments calculated on the outstanding principal balance of each Loan, which are due and payable beginning on the last day of the month of the Loan Closing for such Loan, and continuing monthly thereafter on the last day of each month for so long as such Loan is outstanding;
     (b) in addition to the payments required by the provisions of clause (a) above, concurrently with each Disposition of one or more Project(s), Borrower promises to pay Lender, the Partial Release Amount for the Project(s) released from Lender’s Lien thereon, which is due and payable prior to Lender providing to Borrower (or releasing from escrow with the Title Company) its partial release of Lien on such Project(s); and
     (c) in addition to the payments required by the provisions of clauses (a) and (b) above, for each Loan funded by Lender hereunder, Borrower promises to pay to Lender, the full outstanding principal amount of such Loan and all accrued but unpaid interest thereon on or prior to the earlier of (i) the Loan Maturity Date for such Loan, or (ii) if an Event of Default occurs (after the running of any required notice and cure periods, but only if applicable to the Event of Default in question), the date such Loan is declared by Lender to be immediately due and payable.
     4.3 Order of Application. Except as otherwise provided in the Loan Documents, all payments and prepayments of the Debt shall be applied to the Debt in the following order, any instructions from Borrower to the contrary notwithstanding: (a) to Loan Expenses for which Lender shall not have been reimbursed under the Loan Documents, (b) to all indemnified amounts due under the Loan Documents; (c) to fees and charges (other than Loan Expenses) then owed Lender under the Loan Documents, including, without limitation, including, without limitation, Loan Administration Fees; (d) to accrued interest on the portion of the Indebtedness being paid or prepaid; (e) to the portion of the principal being paid or prepaid; (f) to the remaining accrued interest on the Debt; and (g) to the remaining principal of the Debt. Notwithstanding the foregoing sentence, if any Event of Default occurs and is continuing, Lender shall have the right to apply payments as Lender determines in its sole discretion.
     4.4 Payments. All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in or pursuant to Section 12.7 of this Agreement. Payments shall be made in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owing by Borrower to Lender with an amount owed by Lender to Borrower under any arrangement. All payments shall be made in cash or cash equivalents in immediately available funds. Should any such payment become due and payable on a day other than a Business Day, the date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Bedford, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding Business Day and interest shall accrue and be payable for the interim period. Any payment, whether a regularly scheduled installment, a prepayment or otherwise, shall be applied in the order of payment set forth in Section 4.3 of this Agreement. Borrower hereby agrees to accept Lender’s calculation of principal and interest payable under the Notes absent mathematical error.
     4.5 Prepayment. Subject to the order of payment provisions of Section 4.3, Borrower may prepay the Notes in whole or in part at any time and from time to time without incurring any prepayment fee or penalty; provided that interest shall accrue on the outstanding principal balance of any principal prepayment through the date of such prepayment.
ARTICLE V
LIENS; PARTIAL RELEASES
     5.1 Liens. In order to secure payment of the Debt and performance of the Obligations, Borrower shall, at each Loan Closing, grant to Lender a Lien on each Project that is included in the Loan Request for the applicable Loan by executing and delivering to Lender a Deed of Trust for each such Project. Borrower further agrees to execute and deliver to Lender from time to time such other Deeds of Trust and assignments and other similar documents covering the Collateral or any part thereof to secure the payment of the Debt and the performance of the Obligations as Lender may reasonably require. Borrower agrees to take all action and execute all documents necessary in order for the Lien of Lender to be properly created and perfected for each Project. Each Project shall secure all Debt and Obligations then existing and thereafter arising. Borrower hereby authorizes the filing of any financing statement and all amendments thereto in favor of Lender to secure the Loans.

     5.2 Partial Release Amount. Borrower shall be entitled to obtain a partial release from Lender’s Lien on one or more Project(s) covered by a Deed of Trust for the payment in cash to Lender of the Partial Release Amount for such Project. Upon receipt by Lender of Borrower’s request for a release under this Section 5.2, and upon Lender’s receipt of the Partial Release Amount for the particular Project and Lien to be released, Lender, at Borrower’s expense, will release its Lien against such Lot subject to, and in accordance with, the provisions of Section 8.9 of the applicable Deed of Trust.
ARTICLE VI
CLOSING DELIVERIES
     6.1 Closing Deliveries. At or prior to the Initial Loan Closing, Borrower shall deliver or cause to be delivered to Lender, all of the following items (collectively, the “Closing Deliveries”), each of which shall be satisfactory in form and substance to Lender:
     (a) originals duly executed by Borrower and each Borrower-Related Party who is a signatory thereto, of this Agreement, the Environmental Indemnity Agreement, the Assignment of Distributions, the Guaranty, the error and omissions agreement, the Company Certificates for Borrower, and each Borrower-Related Party that is an entity, and IRS tax disclosure forms for Borrower and Guarantor;
     (b) the most recent financial statements of Borrower and Borrower-Related Party, in the form specified in Section 9.7, and accompanied by the certification required by Section 9.7;
     (c) a certified copy of the Organizational Agreements of Borrower and each Borrower-Related Party that is an entity;
     (d) certificates of existence and good standing for Borrower and each Borrower-Related Party that is an entity, issued by the appropriate state authorities;
     (e) resolutions of the board of directors, managers or other governing authority of Borrower and each Borrower-Related Party that is an entity authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby, which resolutions shall include the authorization of any one of the Principal Officers to request Loans and Advances under a Loan on behalf of Borrower during the term of this Agreement;
     (f) copies of the liability insurance and casualty insurance policies covering Borrower, evidence of payment of the premiums therefor through at least one year and endorsements of such policies to Lender (in accordance with and meeting the requirements of Section 9.15(a) hereof);
     (g) a duly executed Officer’s Certificate, dated as of the date of the Initial Loan Closing;
     (h) all written consents that are required with respect to or necessitated by this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby including, without limitation, the Architect Consent;
     (i) an opinion of counsel for Borrower and Borrower-Related Party and satisfactory in all respects to Lender and its counsel containing customary opinions as to the validity and enforceability of the Loan Documents, the authority of Borrower and the Borrower-Related Parties to enter into the Loan Documents, and an opinion that the Loan Documents do not violate the usury laws of the State of Texas; and
     (j) such other and further documents, agreements and certificates as are reasonably required by Lender.
     6.2 No Waiver. No waiver by Lender of the timely delay of any Closing Delivery will constitute a waiver of any condition precedent to any obligation of Lender to make any Advance on any Loan or to require delivery of any Closing Delivery prior to the funding of any Advance.
ARTICLE VII
ADVANCE CONDITIONS
     7.1 Conditions Precedent to Advances. Borrower agrees that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund each Advance shall be conditioned upon the satisfaction by Borrower of each of the following conditions, on and as of the funding date for the applicable Advance (the “Advance Conditions”):
     (a) no event constituting a Buffington Land Event of Default under a Buffington Land Loan shall have occurred and be continuing;
     (b) Lender (or the Title Company, acting at Lender’s direction) shall have received the original Deed of Trust covering the Projects being funded by the Loan, duly executed by Borrower for the benefit of Lender and Lender shall have received the original Note for the Loan, duly executed by Borrower;
     (c) Lender shall have received all Required Documents relating to the Loan and all Closing Deliveries required to be delivered to Lender as further described in Section 6.1;
     (d) Lender shall have received an Advance Request properly completed and duly executed by a Principal Officer, accompanied by all required attachments;
     (e) the representations and warranties made in this Agreement and the other Loan Documents by Borrower and the Borrower-Related Parties and in all certificates and other documents delivered pursuant thereto, shall be true and correct in all material respects on and as of the date of funding;
     (f) all of the covenants and agreements contained in this Agreement and the other Loan Documents to be complied with and performed as of the date hereof by Borrower and the Borrower-Related Parties have been duly complied with and performed on and as of the date of funding;
     (g) no event constituting an Event of Default, shall have occurred and be continuing, as determined by Lender pursuant to Section 11.1;
     (h) a Principal Officer shall have executed and delivered to Lender an Officer’s Certificate dated the date of the Advance, and all matters certified in the Officer’s Certificate shall be true and correct in all respects;

     (i) on and as of the date of funding, all statements contained in all Loan Documents and all other certificates, statements and data furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Agreement or any of the other Loan Documents (including all of the documents and information required to be delivered to Lender by Section 6.1 and Section 7.1) shall be true and complete in all material respects, and there are no facts or events actually known to Borrower that, if disclosed to Lender, would make such statements, certificates or date untrue in any material respect;
     (j) the amount of the requested Advance, when added to the outstanding principal amount of all Loans then outstanding, would not exceed the Maximum Commitment;
     (k) as of the date of any such Advance, all of the Loan Documents shall have been executed and delivered, and shall be valid, enforceable and in full force and effect;
     (l) as of the date of any such Advance, all Loan Expenses and other fees, charges and expenses owed under any of the Loan Documents as of the date of the requested Advance shall have been paid in full (or Lender shall have agreed to fund such Loan Expenses, fees, charges and expenses out of the proceeds of such Advance);
     (m) as of the date of any such Advance, Lender’s security interests in all Collateral shall be duly perfected and in the Lien position stated therein;
     (n) the title agent shall have delivered to Lender the Title Company’s Title Binder to the Lender pursuant to a Title Commitment, in form and content satisfactory to Lender, wherein the Title Company agrees to provide a Title Policy covering the Lots being funded by such Advance to Lender, obtained at Borrower’ expense;
     (o) Borrower and the Borrower-Related Parties shall have complied with each other reasonable request of Lender made in connection with the then-requested Advance that Lender determines is reasonably related to such Advance;
     (p) the Project has not been destroyed or materially damaged by fire or other casualty;
     (q) the Project is not the subject of a condemnation proceeding or litigation;
     (r) the building pad site for the Home is not located in flood zone A or V unless Lender gives its advance written consent thereto, which may be withheld for any reason in Lender’s sole and absolute discretion;
     (s) if requested by Lender, Borrower will also do the following: (i) deliver copies of recorded Affidavits of Commencement to Lender and the Title Company; (ii) deliver updated Title Binder to Lender showing title to the Lot or Home to be vested in Borrower and no stated facts objectionable to Lender, including without limitation, mechanic’s liens filings for unpaid bills for labor or materials; (iii) furnish Lender and Title Company with a list of the names and addresses of all contractors, subcontractors, laborers, and suppliers who have furnished labor or materials for any Home; (iv) furnish Lender and Title Company with copies of the contracts, bills of sale, receipted vouchers, and agreements under which Borrower claims title to the materials, articles, fixtures, and other personal property used or to be used in the construction or operation of any Home; and/or (v) furnish Lender and Title Company with lien waivers or lien subordination agreements from all contractors, subcontractors, laborers, or suppliers, who have furnished labor, services or material for any Home certifying that they have been fully paid for all labor, services and material furnished by them through the date of the immediately prior Advance Request;
     (t) Lender and Title Company have received a report from Lender’s Inspector indicating (i) whether the Approved Budget is sufficient to complete the Project in substantial accordance with the Plans and Specifications and if not, specifying the amount in excess of the Approved Budget which is necessary to complete the Project in substantial accordance with the Plans and Specifications, which amount Borrower shall, at Lender’s request, place in escrow with Title Company to be released to Borrower upon Lender’s unilateral request therefor; provided, that upon Borrower’s request to Lender for release of such funds, if no Event of Default has occurred and is continuing, Lender will request the Title Company to release the funds to Borrower upon completion of the Project; and further provided, that Borrower agrees that the released funds will be used solely for the purpose of paying Project costs unless all Project costs have been paid in full, (ii) the progress of the work on such Home, (iii) the conformity of the work with the Plans and Specifications, (iv) the sufficiency of the Loan proceeds to fund the work remaining to be completed on such Home, (v) whether the work can be completed in a timely manner, (vi) the Plans and Specifications are in compliance in all material respects with all applicable legal Requirements for the full completion of the Project, and (vii) any other matters that Lender reasonably requests to be reviewed by Lender’s Inspector;
     (u) Lender shall have received sales and marketing reports reasonably requested by Lender;
     (v) Lender and Title Company shall have received a Foundation Survey upon completion of the foundation of each Home to be reviewed and approved prior to subsequent Advances for work performed after completion of the foundation, and a Completion Survey upon the completion of the Home to be reviewed and approved prior to the final Advance in connection with such Home;
     (w) the use of proceeds of such Advance will comply in all respects with Section 7.4;
     (x) if the Advance is a first Loan Advance after the related Loan Closing and a Projected Cash Shortfall exists, Borrower shall pay the Projected Cash Shortfall at the time of the Loan Advance or provide Lender evidence that the Projected Cash Shortfall has been paid prior to the Loan Advance; and
     (y) Borrower shall have obtained all necessary permits to construct the Home on the Lot (including, without limitation, the building permit, if any) and shall have paid all taxes and fees to applicable Governmental Authorities (including, without limitation, all permitting and impact fees, if any) and to any homeowner association that are due prior to the date of the Advance.
     7.2 Advance Not A Waiver. No Advance will constitute a waiver of any condition precedent to any obligation of Lender to make any further Advances or preclude Lender from thereafter declaring the failure of Borrower to satisfy the condition precedent to be an Event of Default.
     7.3 Conditions for Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed solely for the benefit of Lender and may be waived in by Lender in writing only as to one or more Advances in Lender’s sole and absolute discretion without waiving them as to others, and no other party may require satisfaction of any condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with these conditions precedent. All requirements of this Agreement may be waived by Lender in writing only, in whole or in part, at any time. Borrower shall have no right to rely on any investigations, inspections, or reviews preformed by Lender pursuant to the terms of this Agreement or any other procedures employed by Lender under the terms of this Agreement. All such investigations, inspections, or reviews preformed by Lender pursuant to the terms of this Agreement or any other procedures employed by Lender under the terms of this Agreement are solely for the Lender’s own protection. Borrower acknowledges and agrees that Borrower has sole responsibility for constructing the Homes and paying for work done and materials furnished in their construction and that Borrower has solely, on Borrower’s own behalf, selected or approved each contractor, each subcontractor, each materialman, and each supplier and that Lender has no responsibility for any such persons or entities or for the quality of their materials or workmanship.
     7.4 Limitations on Advances. Lender will only make Advances for the acquisition of Lots and other costs and expenses specified in the Approved Budget, and then only (i) in the case of soft costs payable to Affiliates of Borrower, for those soft costs that are specifically approved by Lender, (ii) in the case of soft costs payable to Persons other than Affiliates of Borrower, for work performed, services rendered or materials furnished, and (iii) in the case of hard costs, for work performed, services rendered or materials furnished. Advances for payment of construction costs will only be made after actual commencement of construction of the Home and may not exceed the aggregate of (a) the costs of labor, materials and services incorporated into the Project in a manner acceptable to Lender not to exceed the Approved Budget, plus (b) if approved by Lender, the purchase price of uninstalled materials to be used in the construction of the Home that are stored on the Lot or in the Home not to exceed the Approved Budget, or elsewhere with the written consent of and in a manner acceptable to Lender, and less (c) any Retainage, if applicable, and less (d) all prior Advances for payment of costs of labor, materials and services for the construction of the Home. Lender shall have no obligation: (i) to make any Advance for a line item in excess of the sums for such line item in the Approved Budget, (ii) to consider an Advance Request unless and until Borrower has complied with this Agreement, and (iii) to make any Advance which would cause the aggregate of all Advances to be greater than the amount of the Maximum Commitment. If the aggregate amount of Advances for any Home is insufficient to pay for all labor and materials necessary to complete the construction of the Home, Borrower shall pay all excess costs immediately with funds from sources other than the Loan.
     7.5 Direct Payment to Contractors and Others. After the occurrence of an Event of Default, Lender shall have the right, but not the obligation, to pay any amount of any Advance directly to any contractor, Title Company, any design professional or other Person instead of advancing that money to Borrower, and will notify Borrower in advance and in writing when it has exercised that election on each occasion it does. Any Advance by Lender for such purpose shall be part of the Loan and shall be secured by the Loan Documents. Borrower hereby authorizes Lender to hold, use, disburse, and apply each Loan for payment of costs of construction of the improvements after an Event of Default, expenses incident to such Loan and the Lot or Home, and the payment or performance of any obligation of Borrower hereunder, including, without limitation, interest on the Loans, any reasonable Loan fees owing to Lender, reasonable legal fees of Lender’s attorneys which are payable by Borrower, and such other reasonable sums as may be owing from time to time by Borrower to Lender with respect to the Loan. No further direction or authorization from Borrower shall be necessary to warrant such direct Advances and all such Advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Loan Documents as fully as if made directly to Borrower. Notwithstanding the other provisions of this paragraph, nothing in this Agreement is intended to be for the benefit of, nor may be enforced by, nor should be relied upon by, any Person other than Borrower.
     7.6 Retainage. If Borrower withholds Retainage with regard to any contractor engaged in work on a Home, Lender shall not be obligated to advance the amount reserved as Retainage by Borrower unless Lender shall have received evidence that either (i) Borrower is releasing the Retainage to the contractor or (ii) all work with respect to such Project is complete.
     7.7 Off-site Materials. Lender shall not be obligated to approve, and Lender shall not be obligated to fund, any Advance covering in whole or in part any equipment or materials not stored at the Project without the prior approval of Lender, which approval shall be in Lender’s sole discretion.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
     To induce Lender to enter into this Agreement and make each Loan and Advance, Borrower and each Borrower-Related Party (where applicable below) represents and warrants to Lender, as of the date of this Agreement and as of the date of each Loan Closing and Advance, that:
     8.1 Due Organization, Existence and Authority. Borrower and each Borrower-Related Party that is an entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (b) has full power and authority to own its properties, carry on its business as presently conducted and as proposed to be conducted, and to enter into and perform its Obligations under this Agreement and the other Loan Documents to which it is a party.
     8.2 Loan Documents Authorized. The execution and delivery by Borrower and the Borrower-Related Parties of this Agreement and the other Loan Documents to which they are parties, and the full and timely payment of the Debt and the performance of all Obligations under the Loan Documents, have been duly authorized by all necessary action under the Organizational Agreement of Borrower, the Organizational Agreement of each Borrower-Related Party, and otherwise.
     8.3 Loan Documents Valid, Binding and Enforceable. This Agreement and the other Loan Documents have been duly and validly executed, issued and delivered by Borrower and the Borrower-Related Parties and constitute the valid and legally binding obligations of Borrower and the Borrower-Related Parties, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditor’s rights.
     8.4 Other Agreements Not Violated. Compliance by Borrower and the Borrower-Related Parties with this Agreement and the Loan Documents will not violate any law, the Organizational Agreement of Borrower, the Organizational Agreement of any Borrower-Related Party or any other instrument or agreement binding upon Borrower or any Borrower-Related Party.
     8.5 Suits. There are no actions, suits or proceedings pending, or to the knowledge of Borrower or any Borrower-Related Party, threatened, against or affecting Borrower or any Borrower-Related Party, any Collateral, or any of the Property or involving the validity or enforceability of the Loan Documents or the priority of the Liens created or evidenced thereby at law or in equity, or before or by any Governmental Authority.
     8.6 Financial Statements, Loan Requests and Advance Requests Complete and Accurate. All information supplied and statements made to Lender by or on behalf of Borrower or any Borrower-Related Party in any financial statement, Loan Request, or Advance Request furnished or application for credit made prior to, contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine; such financial statements, Loan Requests, Advance Requests and applications for credit have been prepared in accordance with Good Accounting Practice and fully and accurately present the financial condition of the subject thereof as of the date thereof and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by Borrower or any Borrower-Related Party since the respective dates thereof other than (a) the Debt, (b) with respect to Borrower-Related Parties, borrowings disclosed to Lender to the extent required pursuant to the Loan Documents, (c) other borrowings from Lender, other members of the UDF Group, or members of the UMT Group, or (d) the TM Armstrong Loan or (e) other borrowings approved by Lender’s prior written consent.
     8.7 Environmental Liability. To the current, actual knowledge of Borrower and the Borrower-Related Parties, no hazardous substances or solid wastes have been disposed of or otherwise released on the Property in violation of Environmental Laws, nor to the current, actual knowledge of Borrower, is the Property including the Property’s soil, ground, water, air and other elements, contaminated by hazardous substances or solid wastes in violation of Environmental Laws except as set forth in a Phase 1 Environmental Report dated on or before the Effective Date and certified to Lender (provided, that such certification may be obtained and provided to Lender within sixty (60) days following the Effective Date). The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et. seq.) (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et. seq.) (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.
     8.8 Tax Liabilities. Borrower and each Borrower-Related Party has filed all tax returns required to be filed, or has obtained an extension which is currently valid and in effect, for all federal, state, county, local, and foreign tax returns and reports required to be filed, including, without limitation, taxes on the Collateral and all applicable income, payroll, personal property, real property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes. Borrower and each Borrower-Related Party have paid in full all taxes that have become due as reflected on all such returns and reports including any interest and penalties, expect for taxes being contested in good faith and for which such taxpayer has set aside adequate reserves for the payment thereof. Borrower and each Borrower-Related Party have established adequate reserves for all taxes payable but not yet due. No governmental claim for additional taxes, interest, or penalties is pending or, to Borrower’s or any Borrower-Related Party’s knowledge, threatened against Borrower or any Borrower-Related Party.
     8.9 Compliance With Legal Requirements. Borrower is in substantial compliance with all Legal Requirements in respect of the conduct of its business and the ownership of its assets. Borrower owns or will obtain the continuing right to use all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.
     8.10 Full Disclosure. None of the representations, warranties, covenants, agreements or statements contained in any Loan Document or any exhibit, report, statement or certificate furnished to Lender by or on behalf of Borrower or any Borrower-Related Party in connection with the Loan contains or will contain any untrue statement of a material fact, or omits or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.
     8.11 No Known Material Adverse Fact. Borrower and the Borrower-Related Parties know of no fact which materially and adversely affects the business, operations, prospects or condition, financial or otherwise, of Borrower or any Borrower-Related Party.

     8.12 Survival of Representations and Warranties. All representations and warranties made by or on behalf of Borrower or any Borrower-Related Party herein or in any other Loan Document shall survive the delivery of this Agreement and the making of the Loan and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.
     8.13 Statements Are Representations. All statements contained in a Loan Document by or on behalf of Borrower, any Borrower-Related Party or any of their representatives or officers under or pursuant to this Agreement and the other Loan Documents in connection with the transactions contemplated hereby shall constitute representations and warranties.
     8.14 Property and Lots. Borrower will have good and indefeasible fee simple title to the Property and each Lot, free and clear of any Liens except the Permitted Exceptions.
     8.15 No Work Performed. No labor or services will be performed on, and no materials will be furnished or delivered to, any Lot by or on behalf of Borrower prior to recording the Deed of Trust covering that Lot, which could give rise to a Lien on the Lot with priority equal to or greater than the Liens and security interests of the Deed of Trust or other Loan Documents. No contracts (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the construction of improvements on a Lot shall have been recorded in the mechanic’s lien or other appropriate records in the county where the Lot is located.
     8.16 No Partnership, Joint Venture or Agency Intended. Nothing in this Agreement or the other Loan Documents is intended or shall in any way be construed so as to create any form of partnership, joint venture or agency relationship between the Borrower and the Borrower-Related Parties, on the one hand, and the Lender, on the other hand, the parties hereto having expressly disclaimed any intention of any kind to create any partnership or agency relationship between them resulting from or arising out of the Loan Documents.
     8.17 Plans and Specifications. To the actual knowledge of Borrower, the Plans and Specifications comply with all Governmental Requirements. To the extent required by applicable law or applicable restrictive covenants pertaining to the Lot, the Plans and Specifications have been approved by the applicable Governmental Authorities and the architectural control committee or other persons empowered to do so by any restrictive covenants.
     8.18 Utility Services. To the actual knowledge of Borrower, all applicable utility services (including without limitation, potable water storm and sanitary sewer facilities, gas, electric, and telephone facilities) necessary for the construction of a Home and its operation as a single family residence are, or will be prior to completion of the Home, available at the boundaries of each Lot in adequate sizes and capacities and that Borrower has the right to connect each Home to such utility services.
     8.19 Access. To the actual knowledge of Borrower, all roads necessary for the full utilization of the Lot for its intended purposes have been, or will be before completion of the Home, completed and have been, or will be before completion of the Home, accepted by the appropriate Governmental Authority.
     8.20 Disclaimer of Permanent Financing. Lender has not made any representations, warranties, guarantees, commitments, or other agreements of any kind whatsoever, either express or implied, that Lender, any subsidiary of Lender, or any other party affiliated with Lender will extend the term of any Loan past its stated maturity date or provide permanent financing for Borrower or any person purchasing any Home from Borrower.
     8.21 Interstate Land Sales Act. Borrower’s development of the Lot and the sale of each Home by Borrower are exempt from registration under and any requirements of the Interstate Land Sales Full Disclosure Act and the regulations promulgated pursuant to it.
ARTICLE IX
COVENANTS AND AGREEMENTS
     So long as Lender is committed to make Loans hereunder, and thereafter until payment and performance in full of the Indebtedness and Obligations, Borrower covenants and agrees that:
     9.1 Payment; Performance. Borrower shall promptly pay all Debt when due or declared due pursuant to this Agreement and the Loan Documents. Borrower shall perform and comply with all of its Obligations under this Agreement and the other Loan Documents.
     9.2 Use of Proceeds. Borrower shall use the proceeds of this Agreement solely for the benefit of Borrower. In no event shall the proceeds of this Agreement be used, directly or indirectly, for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System). Borrower agrees that the purpose of the Loans is, and that the proceeds of the Loans will only be used, for Approved Purposes.
     9.3 Indebtedness to be Paid. Borrower will pay punctually and discharge when due, or renew or extend, any Indebtedness incurred by it and will discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on the part of Borrower in connection therewith, or in connection with any agreement or other instrument relating thereto or in connection with any Lien existing at any time upon any of the property or assets of Borrower; provided, however, that nothing contained in this Section shall require Borrower to pay, discharge, renew or extend any such Indebtedness or to discharge, perform or observe any such covenants, provisions and conditions so long as such Person in good faith shall be actively contesting any claims which may be asserted against it with respect to any such Indebtedness or any such covenants, provisions and conditions and shall set aside on its books reserves with respect thereto deemed adequate by Lender.
     9.4 Limitation of Indebtedness. Excluding the Debt, the TM Armstrong Loan, loans from members of the UDF Group, loans from members of the UMT Group, Member Loans and Indebtedness for borrowed money described on Schedule 9.4, Borrower shall not incur any borrowed money obligation, guaranty or provide security for any Indebtedness of another Person or enter into or issue any agreement providing for Borrower to incur or guaranty Indebtedness for borrowed money without the prior written consent of Lender, which may be withheld for any reason or no reason. Notwithstanding the foregoing, Borrower may incur ordinary trade debt to vendors, and suppliers and providers of services without violation of this Section 9.4. Borrower shall give Lender prior written notice of any proposed Indebtedness for borrowed money and Lender shall inform Borrower in writing of whether it approves or disapproves such proposed Indebtedness for borrowed money within ten (10) days after receipt of Borrower’s written notice. If Lender consents to Borrower incurring or guaranteeing any Indebtedness for borrowed money, as a condition of Lender granting such consent, Borrower and the other lender (“New Lender”) shall, unless otherwise agreed by Lender in writing, enter into a written agreement with Lender, which shall be satisfactory to Lender in all respects, providing that (a) the priority of the payment of the Debt always shall be superior to the priority of the payment of such other Indebtedness for borrowed money, (b) no Liens securing such Indebtedness for borrowed money shall be placed on the assets of Borrower or the Property or on the economic or legal interests in Borrower without Lender’s express prior written consent, which may be withheld for any reason or for no reason, (c) the priority of Lender’s Liens and security interest against the Property and the assets of Borrower always shall be superior to the priority of any Liens or security interests, if any, in favor of the New Lender, (d) Lender shall be given written notice by the New Lender of any material default or event of default occurring under the loan documents evidencing Indebtedness owed to the New Lender (“New Loan Documents”), (e) upon any Event of Default under this Agreement or upon any default or event of default under the New Loan Documents, Lender shall have the right, but not the obligation, to cure the default thereunder prior to acceleration and/or, at Lender’s alternative, to purchase the New Loan Documents and the Indebtedness evidenced thereby upon terms satisfactory to Lender, and (f) the terms of the New Loan Documents providing for the principal amount of the Indebtedness evidenced by such New Loan Documents, the interest rate and charges, and the payment terms (including payment dates, payment amounts, and the maturity date for payment of principal and interest, the amount of proceeds to be paid for release or partial release of any Lien) and all other provisions of such New Loan Documents shall be acceptable to Lender and shall not be materially modified without Lender’s prior written consent. Borrower agrees that it shall not enter into any agreement, or permit Borrower-Related Party to enter into any agreement, that is inconsistent with or would cause Borrower to violate the provisions of this Section 9.4. Notwithstanding the foregoing, Lender acknowledges and agrees that its execution of an intercreditor agreement with a New Lender shall be deemed to be Lender’s written consent to any variance contained in such intercreditor agreement from the requirements of this Section 9.4.
     9.5 Termination of Existence. Until Lender’s obligations hereunder have terminated and the Debt is paid in full, Borrower shall not cause or permit, or enter into any agreement to cause or permit, the dissolution or termination of the existence of Borrower. Until Lender’s obligations hereunder have terminated and the Debt is paid in full, without Lender’s prior written consent, Borrower shall not permit or enter into any agreement to cause or permit, the merger, consolidation, or reorganization of Borrower with or into any other entity, whether or not such party would be the surviving entity.
     9.6 Notice of Certain Events. Borrower shall promptly notify Lender in writing of the occurrence of any event or series of events causing, or that could be expected to cause or has caused, (a) a material adverse effect on the operations or financial condition of Borrower, the Property or the Collateral, (b) the occurrence of any Event of Default under this Agreement or any “event of default” or “default” under any other Loan Document, or (c) any material default by Borrower or a Borrower-Related Party or the acceleration of the maturity of any Indebtedness owed by Borrower or a Borrower-Related Party under any loan agreement, indenture, mortgage, promissory note, contract, guaranty or instrument to which Borrower or any Borrower-Related Party is a party or by which any material asset or property of Borrower or any Borrower-Related Party is bound. In addition, Borrower agrees to notify Lender in writing at least twenty (20) Business Days prior to the date that Borrower or any Borrower-Related Party changes its name or address, the location of its chief executive office or principal place of business, and the place where it keeps its books and records.
     9.7 Financial Statements; Tax Returns. Borrower shall deliver or cause to be delivered to Lender, the following (all financial statements provided to Lender shall be certified as to accuracy and completeness by the senior financial officer of Borrower):
     (a) within thirty (30) days after the end of each month, the unaudited financial statements of Borrower for such month, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto, accompanied by a duly executed Financial Statement Certification and a duly completed and executed Compliance Certificate;

     (b) within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower for such fiscal quarter, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto, accompanied by a duly executed Financial Statement Certification;
     (c) within one hundred twenty (120) days after the end of each fiscal year, the reviewed financial statements of Borrower for such fiscal year, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto, accompanied by a duly executed Financial Statement Certification;
     (d) copies of all federal and state tax returns prepared with respect to Borrower within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority; and
     (e) such other information relating to the financial condition and affairs of Borrower, the Property or the Collateral, as Lender may from time to time reasonably request or as may be required by the Loan Documents.
     9.8 Taxes. Borrower shall pay or cause to be paid all federal, state and local taxes levied against them and their respective properties and assets, including the Property, as they become due and payable and before the same become delinquent. Borrower shall furnish to Lender evidence that all such taxes are paid within ten (10) days following the date of payment (prior to such payment being late). Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (a) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (b) Borrower has notified Lender of its intent to contest such taxes, and (c) adequate reserves for the liability associated with such tax have been established in accordance with Good Accounting Practice.
     9.9 Liens. Borrower shall not create, incur, assume, or suffer to exist, or permit Borrower-Related Party to create, incur, assume or suffer to exist, directly or indirectly, any Lien on, against or with respect to the Collateral, except as expressly permitted by the Loan Documents.
     9.10 Efficient and Lawful Management. Borrower shall maintain sufficient qualified personnel for the operations of their businesses, and shall conduct its business in an efficient manner and in accordance with all applicable Legal Requirements.
     9.11 Prohibition on Distributions. While any Event of Default has occurred and is continuing, Borrower shall not declare, pay, make, or authorize any Distributions of any kind to its respective partners, other than tax distributions made to the partners of Borrower in accordance with the terms of Borrower’s Organizational Agreement. Further, while any Event of Default has occurred and is continuing, Borrower shall not make any payments or distribute any Loan proceeds to Affiliates (even if such payments are included in the Approved Budget) such as for soft costs, general contractor services, administration, overhead, and similar services.
     9.12 Borrower and Property Documents. In addition to the information otherwise required to be provided to Lender pursuant to this Agreement, Borrower shall, within five (5) days after Lender’s request, furnish to Lender, all of the following documents, to the extent in the possession and control of Borrower (and if such documents are not in the possession or control of Borrower, then Borrower shall notify Lender of such fact within such five (5) day period):

     (a) all documents, certificates, agreements, contracts and other materials required to be delivered to Lender by Section 6.1 and Section 7.1 of this Agreement including those coming into effect or existence after the Effective Date, and all amendments, modifications, and supplements thereto;
     (b) all capital expenditure and expense reports, invoices and documentation of expenses and capital expenditures, bank account information and records, and other material financial and operational information related to Borrower, the Collateral, and the Property;
     (c) minutes of the meetings of Borrower, the Sole Member and Holdings General Partner,
     (d) all promissory notes, loan documents, contracts and agreements evidencing Indebtedness for borrowed money of Borrower, and all amendments, modifications and supplements thereto;
     (e) all financial statements, progress reports, and notices delivered by Borrower to their respective partners or relating to the Property;
     (f) all notices delivered to Borrower from any other lenders to Borrower;
     (g) any new documents or information, and any updates, supplements, or replacements for any documents or information, required to be delivered to Lender pursuant to this Agreement and the other Loan Documents; and
     (h) all other information with respect to the Property, the Collateral and/or Borrower that Lender may reasonably request from time to time.
     9.13 Audit. Borrower shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time, at Borrower’s expense, to (a) audit all books and records related to Borrower, and all Collateral granted or pledged as security for the Loan, and (b) visit and inspect the offices of Borrower, to inspect and make copies of all books and records, and to write down and record any information Lender Representatives obtain. Borrower agrees to cooperate fully with Lender in connection with such audits and inspections.
     9.14 Approved Sales Contracts. Borrower shall deliver to Lender each Approved Sales Contract entered into by Borrower for sale of a Home promptly upon execution, but in any event, within thirty (30) days following execution. If an Approved Sales Contract is entered into by Borrower for the sale of one or more Homes, Borrower (a) shall comply in all respects with its obligations under such Approved Sales Contract, (b) shall not create a default under such Approved Sales Contract, and (c) shall not terminate any such Approved Sales Contract except for default by the proposed purchaser without first obtaining Lender’s prior written consent.
     9.15 Operation of Business. Borrower shall operate its business in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Borrower shall maintain its existence and good standing in each state where it operates or does any business, except in any jurisdictions where the failure to maintain such existence and good standing would not have a material adverse effect individually or in the aggregate, on its financial condition or operations. Borrower shall obtain, maintain and keep current, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any Governmental Authority or which are required by applicable federal, state or local laws, regulations and ordinances. Borrower shall obtain home warranties for the benefit of the purchasers of the Homes.
     9.16 Limitation on Loan Modifications. Without the prior written consent of Lender, Borrower shall not consent to or approve, or enter into any extension, increase, or material modification of the TM Armstrong Loan Documents, the loan documents evidencing the Indebtedness described on Schedule 9.4, or any New Loan Documents.
     9.17 New Entities. Borrower owns no equity interests in any partnership, limited liability company, corporations or other entity. Until Lender’s obligations hereunder have terminated and the Debt is paid in full, Borrower agrees that it shall not create, organize or acquire any interest in any limited partnership, limited liability company, corporation or other entity (collectively, a “New Entity”) without complying with each of the following requirements:
     (a) Borrower shall give Lender prior written notice of its intent to create, organize or acquire a New Entity;
     (b) if the New Entity will receive or benefit from any Advance hereunder, such new Entity shall become a new co-borrower under this Agreement and in connection therewith, shall execute all agreements, counterparts and joinders to the Loan Documents required by Lender in connection therewith promptly upon the formation of the New Entity, but in any event, no later than the earlier of (i) thirty (30) days after formation or acquisition, or (ii) the closing of the first Advance to the New Entity;
     (c) RESERVED; and
     (d) Borrower shall provide Lender with all information and documents required to be delivered to Lender by Section 6.1 and Section 7.1 of this Agreement or otherwise requested by Lender in relation to the New Entity and its assets, any real property owned or to be acquired by the New Entity, and the owners of the New Entity.
     9.18 Communications. Borrower hereby consents to and agrees that Lender and its representatives, employees, project managers, and consultants may communicate with (verbally and in writing, in person and via electronic communications), and exchange information among and between, (a) all contractors, subcontractors, engineers, design professionals and all others who have performed or have contracted to provide work and/or services for the Property or any portion thereof, together with their respective principals, employees and agents, and (b) any New Lenders, any other holders of Indebtedness owed by Borrower, and their respective partners, managers, members, stockholders, officers, directors, shareholders, representatives, employees, and agents. Borrower hereby releases and holds harmless, and agrees to indemnify, Lender, its general partner and their respective partners, managers, members, stockholders, officers, directors, shareholders, representatives, employees, and agents (each, a “Released Party”), from and against any and all damages, claims, liabilities and expenses related to, associated with or in respect of any such communications or exchanges of information, WHETHER OR NOT THEY SHALL BE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF A RELEASED PARTY, EXCLUDING LENDER’S INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE.
     9.19 Change in Management; Equity Interests. Until Lender’s obligations hereunder have terminated and the Debt is paid in full, Borrower will not allow any individual other than the Principal Officers to have day-to-day management and control of Borrower, the Sole Member and Holdings General Partner. Furthermore, until Lender’s obligations hereunder have terminated and the Debt is paid in full, Borrower and the Borrower-Related Parties will not permit (i) any Person, other than Holdings General Partner, to serve as the general partner of the Sole Member or otherwise manage or control the Sole Member, (ii) any Person, other than the Sole Member, to serve as the member or manager of Borrower or otherwise manage or control Borrower, (iii) Borrower to issue or agree to issue (conditionally or otherwise) any Equity Interests or rights thereto to any Person other than the Sole Member, or (iv) the Sole Member to pledge or grant a security interest in the Equity Interests of Borrower to any Person.
9.20 Budget; Sales Report.
     (a) Approved Budget. Borrower shall not modify the Approved Budget for any Project (except for changes in line items that do not increase the overall amount of the Approved Budget) without Lender’s prior written consent.
     (b) Sales Report. Within ten (10) days after the end of each month, Borrower shall deliver to Lender, a sales report which will include the sales status of each Lot.
     9.21 Consultants. Borrower agrees that Lender may engage one or more consultants and whenever consent or approval by Lender is required under this Agreement, the consent or approval may be conditioned upon consent or approval by such consultants. All reasonable costs of the consultants shall be borne by Borrower. Borrower shall cooperate with the consultants and will use commercially reasonable efforts to cause the design professionals, engineers, developers, contractors, project engineers and the employees of each of them to cooperate with the consultants and, upon request, will furnish the consultants whatever they may consider reasonably necessary or useful in connection with the performance of their duties. Borrower acknowledge and agree that the duties of the consultants run solely to Lender and that the consultants shall have no obligations or responsibilities whatsoever to Borrower or to any other Person.
     9.22 Direct Payment to Contractors and Others. Borrower agrees that Lender shall have the right, but not the obligation, to pay any amount of any Advance directly to any contractor, title company, project engineer, developer, engineer, design professional or other Person instead of advancing that money to Borrower. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Loan Documents as fully as if made directly to Borrower. Notwithstanding the other provisions of this paragraph, nothing in this Agreement is intended to be for the benefit of, nor may be enforced by, nor should be relied upon by, any Person other than Borrower.
     9.23 Reimbursement Contract. Borrower shall obtain Lender’s written consent not to be unreasonably withheld, conditioned or delayed prior to entering into, consenting to, approving or voting in favor of any contract or agreement with any Governmental Authority providing for the sharing, payment and/or reimbursement of the costs of planning and/or construction with respect to the Property such as, but not limited to, a municipal utility district or public improvement district reimbursement agreement (each, a “Reimbursement Contract”) or prior to becoming an assignee of, or otherwise becoming entitled to receive proceeds under, any such Reimbursement Contract. Notwithstanding anything else to the contrary contained herein or in any other Loan Document, in no event shall any Reimbursement Contract require or result in a subordination of any of Lender’s Liens against the Collateral. Borrower shall not enter into, consent to, approve, or vote in favor of any material amendment or modification of any Reimbursement Contract without Lender’s prior written consent not to be unreasonably withheld, conditioned or delayed; provided, however, that any such amendment shall be deemed to be material if such amendment could reasonably be expected to delay, hinder or impede

Borrower’s payment of the Debt or any portion thereof or performance of any of its Obligations under the Loan Documents.
     9.24 Agreements related to the Property. Borrower shall not enter into, amend, modify or terminate any agreement related to the Property or the Collateral that reasonably would be expected to hinder, delay or impair the payment of the Debt or any portion thereof or performance by Borrower of any of its Obligations under the Loan Documents, without the prior written consent of Lender.
     9.25 Notice of Event of Default, Suits. Upon discovery, Borrower will promptly notify Lender of any breach of any of the covenants contained in Article Six and Article Seven of this Agreement and of the occurrence of any Event of Default hereunder, or of the filing of any claim, action, suit or proceeding before any Governmental Authority against Borrower and advise Lender from time to time of the status thereof. Borrower shall promptly notify Lender if any Project will not be completed in accordance the Approved Budget.
     9.26 Commencement and Completion. Borrower shall commence construction of each Home within thirty (30) days after the applicable Deed of Trust is recorded in the appropriate records of the county where such Home is located and diligently pursue its completion without cessation until the Home is fully completed except due to acts of God.
     9.27 Affidavit of Commencement. If requested by Lender in connection with any Home, Borrower will record an affidavit of commencement (“Affidavit of Commencement”) in the appropriate records of the county where the Home is located, in a form reasonably acceptable to Lender. The Affidavit of Commencement must not state a commencement date or be recorded before the applicable Deed of Trust is recorded.
     9.28 Affidavit of Completion. If requested by Lender in connection with any Home, Borrower will record an affidavit of completion (“Affidavit of Completion”) stating the date construction was completed in the appropriate records of the county where the Lot is located, and otherwise in a form reasonably acceptable to Lender.
     9.29 Building Permits; Construction According to Plans and Specifications. Borrower shall obtain the building permit, if one is required, for the construction of the Home within thirty (30) days after the Loan for such Home is initially closed. For each Home funded by Lender hereunder, Borrower shall deliver the following items to Lender promptly upon receipt: (i) if applicable, the application for the building permit, (ii) the issued building permit, if one is required, (iii) all other applications for permits and issued permits, if any, required with respect to the construction of the Home, and (iv) evidence that all fees have been paid in connection with the applications and permits referenced in clauses (i), (ii) and (iii) above. Borrower will construct each Home in a good and workmanlike manner and in accordance with its Plans and Specifications approved by Lender for such Home and all Governmental Requirements in all material respects. Furthermore, Borrower will not materially amend, alter, or change the Plans and Specifications unless the changes have been approved in writing by Lender in advance and, if necessary, by all applicable Governmental Authorities and any architectural control committee or other party empowered to do so by any restrictive covenants.
     9.30 Correction of Defects. Borrower will correct (a) any defect in the construction of the Homes and any material departure from the Plans and Specifications not approved in writing by Lender and (b) all violations of any Governmental Requirements or restrictive covenants. An Advance will not constitute a waiver of Lender’s right to require compliance with this covenant with respect to any such defects or violations not previously discovered by Lender, or otherwise.

     9.31 Reports and Notices. Borrower shall furnish promptly to Lender such information as Lender may reasonably require concerning costs, progress of construction, marketing, and such other factors as Lender may reasonably require. Borrower shall notify Lender promptly of (i) any litigation instituted or threatened against Borrower or any Lot, (ii) any deficiencies asserted or liens filed by the Internal Revenue Service against Borrower or any Lot, (iii) any audits of any federal or state tax returns of Borrower and the results of any such audit, (iv) any condemnation or similar proceedings with respect to any Lot, (v) any proceeding seeking to enjoin the intended use of any Lot, (vi) any changes of legal Requirements, utility availability, or anticipated costs of completion of a Home that would cause the Project to exceed the Approved Budget, and (vii) any other matters which could reasonably be expected to adversely affect Borrower’s ability to perform its obligations under this Agreement.
     9.32 Identify Property. Borrower shall display the Borrower’s name and the street address of each Lot in a prominent place on the Lot that is visible from the street.
     9.33 Personalty and Fixtures. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers, or agreements under which Borrower claims title to any materials, fixtures, or other personal property incorporated into or located within any of the Homes located on any of the Lots.
     9.34 Insurance.
     (a) General Requirements. Borrower will, at Borrower’s own expense, obtain and maintain in full force and effect insurance upon and relating to the Lot or Home with such insurers, in such amounts, and covering such risks as are requested by and satisfactory to Lender, from time to time, including but not limited to: (i) the broadest available form of builder’s risk insurance (utilizing the then prevailing “ISO causes of loss-special forms” and “reporting forms” of builder’s risk insurance form or equivalent forms acceptable to Lender) covering all Homes during their construction for their full replacement cost; (ii) the broadest available form of “all risks” or “special form” property insurance (utilizing the then prevailing “ISO Special Form” property insurance form or an equivalent form reasonably acceptable to Lender), covering all Homes within the Lot or Home after their construction is complete for their full replacement cost, with no exclusions permitted for vandalism or malicious mischief; (iii) worker’s compensation insurance to the statutory limit; (iv) a commercial general liability insurance policy providing coverage against (among other things) bodily injury and disease, including death resulting therefrom, personal injury and property damage, written on an “occurrence” basis in connection with the business or other activities conducted on or from the Lot or Home; (v) flood insurance covering all Homes located within Flood Zone A or V, both during construction and after construction is complete for their full replacement cost or the maximum amount available under the federal flood insurance program, whichever is the most; and (vi) such other insurance with other coverages or increased coverages, if any, as Lender may require from time to time. No umbrella liability insurance policy will be required unless the costs of such policy is reasonable as reasonably determined by Borrower in its good faith business judgment. Each insurance policy issued pursuant to this Section must be issued by good and solvent insurance companies satisfactory to Lender and all such policies must provide, by way of endorsements, riders, or as otherwise applicable, that: (1) the builder’s risk and property insurance policies must contain a standard “Mortgagee clause” and must be payable to Lender as a mortgagee and not as a co-insured, and with respect to all policies and insurance carried by Borrower for the benefit of Lender, such insurance must be payable to Lender as Lender’s interest may appear; (2) with respect to the commercial general liability policy and all other liability insurance, such insurance must name Lender as an “Additional Insured” (using the applicable ISO form, or an equivalent form reasonably acceptable to Lender, without modification, and which policy must contain standard commercial general liability “other insurance” wording, unmodified in any way that would make it excess over or contributory with the additional insured’s own commercial general liability coverage); (3) Lender’s coverage under the policies must not be terminated, reduced, or affected in any manner regardless of any breach or violation by Borrower of any warranties, declarations, or conditions in the policies; (4) no policies will be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless the insurer has first given Lender no less than thirty (30) days’ prior written notice; and (5) Lender must be permitted, but not be obligated, to make premium payments to prevent any cancellation, endorsement, alteration, or reissuance of the policies, and such payments must be accepted by the insurer to prevent same. Lender must be furnished with the original of each such initial policy when this Agreement is executed and the original of each renewal policy not less than thirty (30) days before the expiration of the initial policy or each immediately preceding renewal policy, and Lender must additionally be concurrently furnished with receipts or other evidence that the premiums on all the policies have been paid for at least one (1) year. Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years while this Deed of Trust is in force and effect, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance with this Section, of the risks covered by such insurance, and of the insurance companies which carry the insurance. For purposes of this Section, the term “ISO” shall mean Insurance Services Office.
     (b) Texas Collateral Protection Insurance Notice. According to Section 307.052 of the Texas Finance Code the following notice is given to Borrower by Lender:
          (i) Borrower is required to (A) keep the Lot or Home insured against damage in the amount the Lender specifies; (B) purchase the insurance from an insurer that is authorized to do business in Texas or an eligible surplus lines insurer; and (C) name Lender as the person to be paid under the policy in the event of a loss;
          (ii) Borrower must, if required by Lender, deliver Lender a copy of the policy and proof of the payment of premiums; and
          (iii) If Borrower fails to meet any requirement listed in paragraph (b)(i) or (b)(ii) above, Lender may obtain collateral protection insurance on behalf of Lender at Borrower’s expense.
     9.35 Storage of Materials and Equipment. Borrower will cause all equipment, supplies and materials acquired or furnished in connection with the construction of each Home but not affixed to or incorporated into the Project to be stored on the Lot or at other locations reasonably approved by Lender in writing, in each case under adequate safeguard to minimize the possibility of loss, theft, damage or commingling with other property. Upon request of Lender, Borrower will furnish an inventory of all such equipment, supplies and materials stored off-site, specifying the location thereof. Borrower agrees that it will take all reasonable steps required by Lender in order to perfect a security interest in such equipment, supplies and materials.
     9.36 Inventory and Sales Reports. Borrower agrees to deliver inventory reports (the “Inventory Reports”) to Lender on the fifth (5th) day of each month during the term of the Loans. All Inventory Reports must be in form and content satisfactory to Lender, in Lender’s sole and absolute discretion, and must specify the following: (i) the number and location (subdivision and street address with city) of homes (“Other Homes”) that Borrower has under construction that are not the subject of a Loan categorizing them as vacant lots, spec homes, pre-sold homes, or model homes; (ii) the number and location (subdivision and street address with city) of Homes that Borrower has under construction that are the subject of the Loans approved hereunder categorizing them as Pre-Sold Homes, Spec Homes or Model Homes, (iii) the number and location (subdivision and street address with city) of Homes that have been fully completed (subject to minor customer selection items) and a description of which completed Homes are Pre-Sold Homes, Spec Homes or Model Homes, and (iv) sales reports showing whether such Home or Other Home is under contract or sold, including the contract closing date or the date of the sale if already sold.
     9.37 Approved Sales Contracts; Homeowner Financing Approval Letter. Borrower agrees that if any Approved Sales Contract with respect to a Project is terminated for any reason or otherwise ceases to be a valid and binding obligation of the parties thereto for any reason or if any party thereto is in default thereunder, or if a Homeowner Financing Approval Letter for a Project is withdrawn or terminated for any reason. then Borrower shall immediately inform Lender of such fact in writing.
     9.38 Transactions with Affiliates. Borrower shall not enter into or be a party to any agreement or transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arms length transaction with a Person not an Affiliate of such Borrower, and on terms consistent with the business relationship of such Borrower and such Affiliate prior to the Effective Date, and fully disclosed to Lender.
     9.39 Financial Covenants. Borrower shall maintain and comply with the following financial covenants during the term of the Loan:
     (a) Minimum Available Liquidity. Borrower shall maintain a minimum Available Liquidity equal to at least $125,000, based on the monthly financial statements of Borrower for such month delivered to Lender in accordance with Section 9.7(a) and accompanied by a duly executed Financial Statement Certification and a duly completed and executed Compliance Certificate. The amount of minimum Available Liquidity will be reviewed by the Borrower and Lender on a periodic basis, not more frequently than quarterly and adjusted as necessary to reflect changes in Borrower’s Operating Expenses, operations and liquidity needs as mutually determined by Borrower and Lender acting in good faith. Any such adjustments to the minimum Available Liquidity shall be documented in a written agreement executed by Borrower and Lender.
     (b) Minimum Tangible Net Worth. Borrower will maintain a minimum Tangible Net Worth that is equal to or greater than $2,500,000, calculated based on the monthly financial statements of Borrower for such month delivered to Lender in accordance with Section 9.7(a) and accompanied by a duly executed Financial Statement Certification and a duly completed and executed Compliance Certificate.
ARTICLE X
CONSTRUCTION AND OTHER CONTRACTS
     10.1 Assignment of Construction Contracts. As additional security for the payment of the Debt and the performance of Borrower’s Obligations, Borrower hereby transfers and assigns to Lender for the benefit of Lender, all of Borrower’s rights and interest, but not its obligations, in, under and to all contracts, subcontracts and agreements, written or oral, between Borrower and any other party, and between parties other than Borrower, in any way relating to the development of the Property and/or the construction of improvements on the Property, or the supplying of material (specially fabricated or otherwise), labor, supplies, or other services therefor (collectively, the “Construction Contracts”) upon the following terms and conditions:
     (a) Borrower represents and warrants to Lender that the copy of each Construction Contract that Borrower has furnished or will furnish to Lender is or will be a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff or encumbrance;
     (b) neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder; and Borrower hereby agrees to perform all of its obligations under each Construction Contract. Borrower hereby agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants’ fees and expenses and attorneys’ fees and expenses) incurred in connection with Borrower’s failure to perform any such Construction Contract or any action taken by Lender, except for matters arising as a result of the gross negligence or willful misconduct by Lender;
     (c) upon the occurrence of an Event of Default, and during the continuance thereof, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) incurred in connection with any such action, except for matters arising as a result of the gross negligence or willful misconduct of Lender;
     (d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, to enforce all rights of Borrower under each Construction Contract; provided, however, that Lender agrees not to exercise such appointment until the occurrence of an Event of Default, and during the continuance thereof. Such appointment is coupled with an interest and is therefore irrevocable;
     (e) prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender;
     (f) this assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Liens against the Property, any receiver in possession of the Property or any portion thereof and any entity affiliated with Lender which assumes Lender’s rights and obligations under this Agreement; and
     (g) Borrower, in its capacity as general contractor for the Projects, hereby consent to the foregoing assignment and the terms of this Section 10.1.
     10.2 Assignment of Plans and Specifications. As additional security for the payment of the Loans and Borrower’s other Obligations under the Loan Documents, and the performance of the covenants and agreements under the Loan Documents, Borrower hereby transfers and assigns to Lender for the benefit of Lender all of Borrower’s right, title and interest in and to the Plans and Specifications for each Project (subject, in the case of the Architect Agreement, to the Architect’s Consent), and hereby represents and warrants to and agrees with Lender as follows:
     (a) each schedule of the Plans and Specifications delivered or to be delivered to Lender for a Project is and shall be a complete and accurate description of the Plans and Specifications for such Project;
     (b) the Plans and Specifications for each Project are and shall be complete and adequate for the construction of the Project and there have been no modifications thereof except as described in such schedule. The Plans and Specifications shall not be materially modified without the prior written consent of Lender, which shall not be unreasonably withheld or delayed;
     (c) Lender may use the Plans and Specifications for any purpose relating to the Project, including but not limited to inspections of construction and the completion of the Project;
     (d) Lender’s acceptance of this assignment shall not constitute approval of the Plans and Specifications by Lender. Lender has no liability or obligation in connection with the Plans and Specifications and no responsibility for the adequacy thereof or for the construction of the Project contemplated by the Plans and Specifications. Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower, Lender or any other party arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans and Specifications or any other requirement or constitute a waiver of Lender’s right thereafter to insist that the Project be constructed in accordance with the Plans and Specifications or any other requirement; and
     (e) this assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of any Deed of Trust, any receiver in possession of the Property or any part thereof and any entity affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.
     10.3 Assignment of Purchase Contracts. As additional security for the Loans, Borrower transfers and assigns the Purchase Contracts to Lender. In connection with this assignment Borrower irrevocably appoints Lender as Borrower’s agent and attorney-in-fact with full power of substitution to, after an Event of Default, exercise every right granted to Borrower under the Purchase Contracts and to do all things Borrower could do under or in connection with the Purchase Contracts. Borrower agrees that this power of attorney is coupled with an interest and cannot be revoked. Lender’s rights under this Section are in addition to all other rights and remedies Lender may have under this Agreement or any of the other Loan Documents. This assignment will inure to the benefit of Lender, its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, and any receiver in possession of the Lot or Home.
     10.4 Assignment of Other Contracts. As additional security for the payment of the Loans and Borrower’s other Obligations under the Loan Documents, and the performance of the covenants and agreements under the Loan Documents, Borrower hereby transfers and collaterally assigns to Lender all of Borrower’s rights, titles and interests, but not its obligations, in, under and to any all other contracts and agreements between Borrower and any Persons pertaining to the construction of the Home and each Project (the “Other Contracts”), whether now existing or hereafter entered into, upon the following terms and conditions:

     (a) Borrower represents and warrants that the copy of any Other Contracts it has furnished to Lender is a true and complete copy thereof and that Borrower’s interest therein is not subject to any claim, setoff, or encumbrance.
     (b) neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Other Contracts, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under any Other Contracts. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, reasonable attorneys’ fees) resulting from any failure of Borrower to so perform, except for matters as a result of the gross negligence or willful misconduct of Lender;
     (c) during the existence and continuance of an Event of Default, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time reasonably determine to be necessary or advisable to cure any default under any Other Contracts or to protect the rights of Borrower, Lender thereunder. Lender shall incur no liability if any action so taken by it shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorneys’ fees) incurred in connection with any such action, except for a loss, cost, liability or expense resulting solely from Lender’s intentional actions or gross negligence;
     (d) during the existence and continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s name or in Lender’s name, to enforce all rights of Borrower under any Other Contracts;
     (e) except during the existence of an Event of Default, Borrower shall have the right to exercise its rights as owner under any Other Contracts, provided that Borrower shall not cancel or amend such Other Contracts or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender, which shall not be unreasonably withheld or delayed; and
     (f) upon the request of Lender, Borrower shall use its best efforts to cause each Person that is a party to any Other Contract to deliver to Lender, a consent to the foregoing assignment in form and substance satisfactory to Lender.
     10.5 INDEMNITY MATTERS. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES CONTAINED IN SECTIONS 10 SHALL APPLY TO LENDER WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF LENDER. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO LENDER TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER.
ARTICLE XI
DEFAULT
     11.1 Default. For purposes of this Agreement, the following events shall constitute an “Event of Default”:

     (a) the failure of Borrower to make any payment required by this Agreement or any Note in full on or before the tenth (10th) day following the date such payment is due (or declared due pursuant to the terms of this Agreement or such Note); or
     (b) any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower or any Borrower-Related Party contained in this Agreement or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or
     (c) Borrower or any Borrower-Related Party shall fail to perform or observe any covenant or agreement contained in this Agreement or any other Loan Document that is not separately listed in this Section 11.1 as an Event of Default (collectively, a “Covenant Breach”), and the same remains unremedied for thirty (30) days after Lender’s written notice to Borrower; provided, however, that if Borrower or any Borrower-Related Party has actual notice of an event that gives rise to Borrower’s obligation to provide Lender notice of such event in accordance with Section 9.6, and Borrower fails to provide timely notice of such event to Lender accordance with Section 9.6 and such event constitutes a Covenant Breach, then Lender shall not be required to give Borrower written notice of such Covenant Breach and such Covenant Breach shall become an Event of Default under this Section 11.1(c) if such Covenant Breach remains unremedied for thirty (30) days after the occurrence thereof; or
     (d) any “event of default” or “default” occurs under any Loan Document other than this Agreement that is not separately listed in this Section 11.1, and the same remains unremedied for thirty (30) days after Lender’s written notice to Borrower; provided, however, that if Borrower or any Borrower-Related Party has actual notice of an “event of default” or “default” occurring under any Loan Document thereby giving rise to Borrower’s obligation to provide Lender notice of such “event of default” or “default” in accordance with Section 9.6, and Borrower fails to provide timely notice of such “event of default” or “default” to Lender accordance with Section 9.6, then Lender shall not be required to give Borrower written notice of such “event of default” or “default” and such “event of default” or “default” shall become an Event of Default under this Section 11.1(d) if such “event of default” or “default” remains unremedied for thirty (30) days after the occurrence thereof; or
     (e) the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower or any Borrower-Related Party in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Borrower-Related Party for any substantial part of their respective properties or the Property, or ordering the winding up or liquidation of such person’s affairs; or
     (f) the commencement by Borrower or any Borrower-Related Party of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or any Borrower-Related Party for any substantial part of their respective properties or the Property, or the making by Borrower or any Borrower-Related Party of any assignment for the benefit of creditors, or the admission by Borrower or any Borrower-Related Party in writing of its inability to pay its debts generally as they become due; or

     (g) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of the assets of Borrower or any Borrower-Related Party or the Property in a proceeding brought against or initiated by Borrower or any Borrower-Related Party or the Property;
     (h) if Borrower or any Borrower-Related Party that is an entity is liquidated or dissolved or winds up their affairs, or the sale or liquidation of all or substantially all of the assets of Borrower or any Borrower-Related Party that is an entity; or
     (i) any Disposition of any Lot occurs without payment in full to Lender of the Partial Release Amount related to such Lot, or the Principal Officers cease to have day-to-day control and management of the Borrower, the Sole Member and Holdings General Partner; or
     (j) any “default” or “event of default” not cured within the grace period, if any, for such default or event of default (the terms “default” and “event of default” have the meaning given to such terms in the agreements and documents described below), shall occur under (i) any credit agreement, loan agreement, promissory note or other document evidencing Indebtedness for borrowed money to which Borrower is a party as a borrower, debtor, guarantor or other obligor, (ii) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing guaranty of or security or collateral for Indebtedness, executed by or binding upon Borrower, and (iii) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower is a party, if any of Lender, any member of the UDF Group or any member of the UMT Group is also a party to such agreement; or
     (k) the death or disability at any time while the Debt is outstanding of both Patrick James Starley and Thomas Blake Buffington, Sr.; or
     (l) in Lender’s opinion, any material adverse change occurs in the financial condition or business of Borrower or any Borrower-Related Party; or
     (m) Borrower alleges that any Loan Document is invalid or is not binding upon Borrower for any reason; or
     (n) Borrower or any Borrower-Related Party suffers the entry against it of a final judgment for the payment of money in excess of $50,000 which is not covered by insurance which is not paid in full within ten (10) days thereafter; or
     (o) Borrower or any Borrower-Related Party suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its properties or the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or
     (p) in Lender’s opinion, the prospect for payment or the prospect for performance with respect to this Agreement or any other agreement that Borrower or any Borrower-Related Party may have with Lender is impaired and Lender so notifies Borrower in writing; or

     (q) Borrower or any Borrower-Related Party fails to comply with any covenant or agreement in any of Sections 9.1, 9.2, 9.4, 9.5, 9.9, 9.11, 9.16, 9.19, 9.20, 9.22 or 9.38 in any respect; or
     (r) Borrower fails to maintain the minimum Available Liquidity for a given month as set forth in Section 9.39(a) and fails to increase its minimum Available Liquidity to the amount required by Section 9.39(a) by the 15th day of the following month; or
     (s) Borrower fails to maintain the minimum Tangible Net Worth for a given month as set forth in Section 9.39(b) and fails to increase its minimum Tangible Net Worth to the amount required by Section 9.39(b) by the 15th day of the following month; or
     (t) Borrower fails to deliver the monthly financial statements, the Financial Statement Certification, or the Compliance Certificate by the date required by Section 9.7(a) and such failure remains unremedied by the fifteenth day thereafter; or
     (u) If any Lien for labor, services or materials performed or furnished in connection with the construction of any improvements is filed against any Lot or Home and it is not paid or released or bonded within thirty (30) days after it is filed. Notwithstanding the foregoing, the filing of such a Lien will not be an Event of Default if within thirty (30) days after such Lien filing, Borrower pays all accrued interest and unpaid principal balance of the applicable Loan so that the Home which is the subject of said Lien is eligible to be released from the liens of the Deed of Trust securing repayment of Loan; or
     (v) If the building permit for any Home is revoked or if any Home violates a Governmental Requirement in such a manner that it cannot be occupied as a single family residence. Notwithstanding the foregoing, such revocation or violation will not be an Event of Default if within thirty (30) days after such revocation or violation, Borrower pays all accrued interest and unpaid principal balance of the applicable Loan so that the Home which is the subject of said revocation or violation is eligible to be released from the liens of the Deed of Trust securing repayment of Loan; or
     (w) If Borrower executes any conditional bill of sale, chattel mortgage, or other security instrument covering any materials, fixtures, or articles of personal property intended to be incorporated into the Lot, or covering articles of personal property placed in any of the Homes, or if Borrower files a financing statement publishing notice of such security interest, or if any of such materials, fixtures, or articles of personal property are not purchased in such a manner that their ownership vests unconditionally in Borrower, free from encumbrances, on delivery at the Lot.
     11.2 Occurrence of Event of Default. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER AND THE BORROWER-RELATED PARTIES HEREBY EXPRESSLY WAIVE AND RELINQUISH) (i) to declare the entire unpaid balance of the Debt (including the outstanding principal balance hereof, including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, (ii) to foreclose any liens and security interests securing payment hereof or thereof (including any liens and security interests covering all or any portion of the Mortgaged Property (as defined in the Deeds of Trust)), (iii) refuse to make any Loan or Advance to Borrower, even if Lender had previously agreed to make such Loan or Advance, and (iv) to exercise any of Lender’s other rights, powers, recourses and remedies under this Agreement, under any other Loan Document or at law or in equity, and the same (A) shall be cumulative and concurrent, (B) may be pursued separately, singly, successively or concurrently against Borrower, any Borrower-Related Party or others obligated for the repayment of the Debt or any part hereof, or against any one or more of them, or against all or any portion of the Mortgaged Property, at the sole discretion of Lender, (C) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower and the Borrower-Related Parties that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (D) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to all or any portion of the Mortgaged Property. No delay on the part of Lender in exercising any power or right shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right further preclude exercise of that power or right.
     11.3 Attorneys Fees. If Lender retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend the Notes or any part hereof, or any of the other Loan Documents, in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or otherwise, Borrower agrees to pay all reasonable costs and expenses of collection, including but not limited to, Lender’s reasonable attorneys’ fees, whether or not any legal action shall be instituted.
     11.4. Limitation on Cross-Default. Notwithstanding any other provision to the Loan Documents to the contrary other than the immediately following sentence, the existence of a Buffington Land Event of Default under a Buffington Land Loan will not, in and of itself, be an Event of Default under Section 11.1 of this Agreement. The foregoing sentence notwithstanding, if Lender reasonably believes that any fraud, intentional misrepresentation, material omission or intentional wrongful conduct on the part of Guarantor, its subsidiaries, and/or their respective general partners, officers, directors, or managers has given rise to a Buffington Land Event of Default under a Buffington Land Loan, then such Buffington Land Event of Default may, in Lender’s sole discretion, be determined by Lender to be an Event of Default under Section 11.1 of this Agreement.
     11.5 Complete Construction. In addition to the remedies set forth in Section 11.2(i) through (iv), Lender may enter into possession of the Lot and Home and, at Lender’s option, in the name and on behalf of Borrower, do anything in connection with the construction of the Homes that Borrower could do in its own behalf, including without limitation, any one or more of the following: (a) perform all work necessary to complete construction of the Homes then under construction or discontinue any such work, whether commenced by Borrower or Lender, (b) assume Borrower’s rights, and powers under any contract Borrower has entered into in connection with the Lot or the construction of the Homes, (c) execute all certificates and applications that are required under any construction contract, (d) make any additions, changes, and corrections in the Plans and Specifications which in Lender’s judgment are necessary or desirable to complete construction of the Homes in substantially the same manner as contemplated by the Plans and Specifications, (e) employ architects, contractors, subcontractors, engineers, inspectors, and security guards, and other persons to perform services or furnish materials or equipment in connection with any action Lender takes under this Section, (f) continue any existing construction contracts or subcontracts, (g) pay, settle, or comprise any existing bills or claims which are or may become liens against the Lot or Home or may be necessary or desirable for the completion of the work or the clearing of title, (h) prosecute and defend all actions or proceedings in connection with the Lot or Home or the construction of the Homes; and (i) use any funds which remain unadvanced on the Loans for the purposes described in this Section. All amounts expended by Lender pursuant to this

Section will be deemed to have been disbursed to Borrower as Advances and be secured by the Deed of Trust. For the purposes described in this Section and the enforcement of the terms and conditions of this Agreement, Borrower irrevocably appoints Lender as Borrower’s agent and attorney-in-fact with full power of substitution to exercise all of the rights and remedies granted to Lender by this Section. Borrower agrees that this power of attorney is coupled with an interest and cannot be revoked.
ARTICLE XII
MISCELLANEOUS
     12.1 Usury Laws. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document:
     (a) It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Debt, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Debt, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Highest Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Highest Lawful Rate, either credit such excess interest against the Debt then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Debt then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Notes (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Debt for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes or any other part of the Debt. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Debt.

     (b) To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on the Notes or any other part of the Debt, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.
     12.2 Indemnity; Release. Borrower and the Borrower-Related Parties jointly and severally agree to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with (a) this Agreement and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the Loans evidenced hereby are contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about the Property or any part thereof or any real properties owned, managed or operated by Borrower or any Borrower-Related Party. Notwithstanding anything herein or in any other Loan Document to the contrary, nothing in this Section 12.2 shall be deemed to provide for or require any Borrower-Related Party not otherwise the Borrower or Guarantor hereunder to be liable for the repayment of the Debt or performance of any of the obligations of Borrower or a Guarantor under the Loan Documents unless expressly set forth herein or therein.
THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED IN WHOLE OR IN PART UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER;
provided only that Lender shall not be entitled under this Section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower and the Borrower-Related Parties) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term “Lender” shall refer not only to the Person designated as such in this Agreement and it successors and assigns but also to each partner, director, officer, attorney, employee, representative and affiliate of such Person.
FOR GOOD AND VALUABLE CONSIDERATION SET FORTH HEREIN, INCLUDING THE PROMISES, AGREEMENTS, COVENANTS, REPRESENTATIONS AND OBLIGATIONS SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH BORROWER AND EACH BORROWER-RELATED PARTY HEREBY RELEASES AND

FOREVER DISCHARGES, AND COVENANTS NOT TO SUE OR FILE ANY CHARGES OR CLAIMS AGAINST, LENDER FOR ANY AND ALL EXISTING OR FUTURE CLAIMS, DEMANDS AND CAUSES OF ACTION, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, KNOWN OR UNKNOWN, PENDING OR THREATENED (COLLECTIVELY, “CLAIMS”), FOR ALL EXISTING AND FUTURE DAMAGES AND REMEDIES ARISING OUT OF OR IN ANY WAY ASSOCIATED WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE LOANS MADE PURSUANT HERETO AND THERETO (NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL THIS WAIVER BE DEEMED TO BE INCLUDE A WAIVER OF ANY CLAIM AGAINST LENDER ARISING DIRECTLY OUT OF LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, WHETHER ARISING OUT OF TORT OR CONTRACT).
     12.3 Mutual Understanding. Borrower and the Borrower-Related Parties jointly and severally represent and warrant to Lender that they have read and fully understand the terms and provisions hereof, have had an opportunity to review this Agreement and the other Loan Documents with legal counsel and have executed this Agreement and the other Loan Documents based on their own judgment and advice of counsel. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by Borrower, the Borrower-Related Parties and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Agreement.
     12.4 Set-Off. Borrower hereby gives and confirms to Lender a right of set-off of all moneys, securities and other property of Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to Lender, its correspondents or its agents from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of Lender in any way, and also, of all other liabilities and obligations now or hereafter owed by Borrower to Lender, contracted with or acquired by Lender, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured, hereby authorizing Lender at any time after an Event of Default has occurred and is continuing, without prior notice, to apply such balances, credits of claims or any part thereof, to such liabilities in such amounts as it may select, whether contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by Borrower.
     12.5 Cumulative Remedies. All rights and remedies that Lender is afforded by reason of this Agreement are separate and cumulative with respect to Borrower and the Borrower-Related Parties or any of them and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.
     12.6 No Third Party Beneficiaries. The benefits of this Agreement will not inure to any third party. This Agreement will not be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers, or others for goods and materials supplied or labor performed in connection with any construction of any of the Homes. Lender is not liable for the manner in which any Advances under this Agreement may be applied by Borrower or any of Borrower’s contractors or subcontractors. Notwithstanding anything contained in the Loan Documents or any conduct or course of conduct by Borrower or Lender, before or after the date of this Agreement, this Agreement will not be construed as creating any rights, claims, or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower. Without limiting the generality of the foregoing, Advances made to any Person other than Borrower (including, without limitation, any contractor, subcontractor or supplier of labor or materials) will not be deemed recognition by Lender of any third-party beneficiary status claimed by any such person or entity.
     12.7 Notice. Any notice, request or other communication required or given hereunder or under any other Loan Document shall be given in writing by any of the following methods: (a) registered or certified mail, (b) facsimile, (c) delivered personally by courier service, or (d) delivered by nationally recognized overnight delivery service; in each case, addressed to the respective parties as follows:
If to Borrower:
Buffington Texas Classic Homes, LLC
3600 N. Capital of Texas Hwy
Bldg. B, Suite 170
Austin, Texas 78746
Facsimile No. (512) 732-2826
Attention: James M. Giddens
If to the Borrower-Related Parties:
James M. Giddens
Patrick James Starley
Thomas B. Buffington, Sr.
Tim B. Agee
Buffington Homebuilding Group, Ltd.
Buffington Homebuilding Group Management, LLC
3600 N. Capital of Texas Hwy
Bldg. B, Suite 170
Austin, Texas 78746
Facsimile No. (512) 732-2826
If to Lender:
United Development Funding IV
1301 Municipal Way
Suite 100
Grapevine, TX 76051
Facsimile No. (817) 835-0650
Attention: Ben Wissink
Each notice or other communication will be treated as effective and as having been given and received (a) if sent by certified mail, or registered mail, three (3) Business Days after deposit in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon written or electronic confirmation of facsimile transfer, (c) if delivered by courier, upon written or electronic confirmation of delivery from such service, or (d) if sent by nationally-recognized overnight delivery service, upon written or electronic confirmation of delivery from such service. Borrower’s and the Borrower-Related Parties’ respective addresses for notice may be changed at any time and from time to time, but only after thirty (30) days’ advance written notice to Lender and shall be the most recent such address furnished in writing by them to Lender. Lender’s address for notice may be changed at any time and from time to time, but only after written notice to Borrower and the Borrower-Related Parties and shall be the most recent such address furnished in writing by Lender to them. Actual notice, however and from whomever given or received, shall always be effective when received.
     12.8 Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same.
     12.9 CHOICE OF LAW. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.
     12.10 JURISDICTION; VENUE. BORROWER AND EACH BORROWER-RELATED PARTY IRREVOCABLY AGREE THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT BY THEM IN THE DISTRICT COURTS OF TARRANT COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF TEXAS, FORT WORTH DIVISION (THE “SPECIFIED COURTS”). BORROWER AND EACH BORROWER-RELATED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SPECIFIED COURTS. BORROWER AND EACH BORROWER-RELATED PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT OR HE MAY NOW OR HEREAFTER HAVE THAT THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH SPECIFIED COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND HEREBY IRREVOCABLY AGREES TO A TRANSFER OF ALL SUCH PROCEEDINGS TO THE SPECIFIED COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY BORROWER-RELATED PARTY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.
     12.11 Counterparts. This Agreement and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
     12.12 Severability. If any provision of this Agreement or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Agreement and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.
     12.13 Amendments; Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected person, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12.14 Binding Effect; Assignment. This Agreement and the other Loan Documents shall be binding on Borrower and the Borrower-Related Parties and their respective successors and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower or any Borrower-Related Party, and shall inure to the benefit of Lender and its successors and assigns. Neither Borrower nor any Borrower-Related Party shall be entitled to transfer or assign this Agreement and the other Loan Documents in whole or in part without the prior written consent of Lender. This Agreement and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower and the Borrower-Related Parties. Should the status, composition, structure or name of Borrower or any Borrower-Related Party change, this Agreement and the other Loan Documents shall continue to be binding upon such Person and also cover such Person under the new status composition, structure or name according to the terms hereof and thereof.
     12.15 Time of the Essence. Time is of the essence in this Agreement and the other Loan Documents.
     12.16 Captions; Number or Gender of Words. The captions in this Agreement are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.
     12.17. Further Assurances. Borrower and the Borrower-Related Parties will, at their expense, promptly execute and deliver to Lender, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, of Borrower and the Borrower-Related Parties or with respect to the Property and the Collateral in compliance with or accomplishment of the agreements of Borrower and the Borrower-Related Parties under the Loan Documents upon Lender’s request from time to time.
     12.18 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER AND EACH BORROWER-RELATED PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     12.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     12.20 No Obligation by Lender to Construct. Lender has no liability or obligation in connection with the Lot or its development or construction of Homes. Lender is not obligated to inspect the work in progress. Lender is not liable for (i) the performance or default of any contractor or subcontractor, (ii) any failure to construct, complete, protect, or insure a Home, (iii) the payment of any cost or expense incurred in connection therewith, or (iv) the performance or nonperformance of any obligation of Borrower or any Borrower-Related Party to Lender or to any other Person.
     12.21 No Obligation by Lender to Operate. Notwithstanding anything contained in the Loan Documents to the contrary, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct, or operation of the business and affairs of Borrower or any Borrower-Related Party. Any term or condition of the Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loans or otherwise, or to take or refrain from taking any action with respect to Borrower, any Borrower-Related Party, a Lot or Home, or any other collateral for repayment of the Loans, shall be deemed to be solely to permit Lender to audit and review the management, operation, and conduct of the business and affairs of Borrower and any Borrower-Related Party, and to maintain and preserve the security given by Borrower to Lender for the Loans, and may not be relied upon by any other person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or any Borrower-Related Party and no term or condition of the Loan Documents, should be construed otherwise. Further, Lender shall have no obligation under any Approved Sales Contract or other agreement for the sale of any Home or Lot. Borrower expressly acknowledges that no term or condition of the Loan Documents should be construed to deem the relationship between Borrower, the Borrower-Related Parties, and Lender to be other than that of debtor and creditor relationship. Borrower shall at all times represent that the relationship between Borrower, Borrower-Related Parties, and Lender is solely that of borrower, obligated party, and lender. BORROWER AGREES TO DEFEND, INDEMNIFY, AND HOLD LENDER HARMLESS FROM ANY COST, EXPENSE, OR LIABILITY INCURRED BY LENDER ARISING OUT OF ANY CLAIM THAT LENDER HAS ANY OBLIGATION OR IS RESPONSIBLE FOR THE MANAGEMENT, OPERATION, OR CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER OR ANY BORROWER-RELATED PARTY OR AS A RESULT OF ANY CLAIM THAT LENDER HAS ANY OBLIGATION OR IS RESPONSIBLE FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER OR ANY BORROWER-RELATED PARTY.
[The remainder of this page is left blank intentionally.]

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.

BORROWER:	BUFFINGTON TEXAS CLASSIC HOMES, LLC,
a Texas limited liability company

	By:	Buffington Homebuilding Group, Ltd., a Texas limited partnership,
	Its:	Sole Member

	By:	Buffington Homebuilding Group Management, LLC, a Texas limited liability company,
	Its:	General Partner

	By:	/s/ James M. Giddens
	Name:	James M. Giddens
	Title:	Chief Operating Officer

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
BORROWER-RELATED PARTIES:
Buffington Homebuilding Group, Ltd., a Texas limited partnership, hereby executes this Agreement for the sole purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as the Sole Member, and as a Borrower-Related Party, under this Agreement.

BUFFINGTON HOMEBUILDING GROUP, LTD., a Texas limited partnership

By:	Buffington Homebuilding Group Management, LLC, a Texas limited liability company,
Its:	General Partner

By:	/s/ James M. Giddens
Name:	James M. Giddens
Title:	Chief Operating Officer

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
BORROWER-RELATED PARTIES:
Buffington Homebuilding Group Management, LLC, a Texas limited liability company, hereby executes this Agreement for the sole purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as Holdings General Partner, and as a Borrower-Related Party, under this Agreement.

BUFFINGTON HOMEBUILDING GROUP MANAGEMENT, LLC, a Texas limited liability company

By:	/s/ James M. Giddens
Name:	James M. Giddens
Title:	Chief Operating Officer

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
BORROWER-RELATED PARTIES:
Thomas Blake Buffington, Sr., an individual, hereby executes this Agreement for the sole purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as a Guarantor and a Borrower-Related Party under this Agreement.

/s/ Thomas Blake Buffington, Sr.
THOMAS BLAKE BUFFINGTON, SR.

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
BORROWER-RELATED PARTIES:
Patrick James Starley, an individual, hereby executes this Agreement for the sole purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as a Guarantor and a Borrower-Related Party under this Agreement.

/s/ Patrick James Starley
PATRICK JAMES STARLEY

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
BORROWER-RELATED PARTIES:
James M. Giddens, an individual, hereby executes this Agreement for the sole purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as a Guarantor and a Borrower-Related Party under this Agreement.

/s/ James M. Giddens
JAMES M. GIDDENS

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
BORROWER-RELATED PARTIES:
Tim B. Agee, an individual, hereby executes this Agreement for the sole purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as a Guarantor and a Borrower-Related Party under this Agreement.

/s/ Tim B. Agee
TIM B. AGEE

     This Agreement has been executed on this the 30th day of April, 2010, effective for all purposes as of the Effective Date.
LENDER:
UNITED DEVELOPMENT FUNDING IV

By:	/s/ David Hanson
Name:	David Hanson
Title:	Chief Operating Officer